                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY


                               PURCHASE AGREEMENT


                            DATED: JANUARY 15, 1998


                                    BETWEEN


                        CENTENNIAL COMMUNICATIONS CORP.


                                      AND


                        THE PURCHASERS SET FORTH HEREIN

                              PURCHASE AGREEMENT



          THIS AGREEMENT (this "Agreement") is made as of January 15, 1998, between Centennial Communications Corp., a Delaware corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated in this Agreement, capitalized terms used but not defined herein have the meaning set forth in the 14% Senior Discount Note Indenture dated as of January 15, 1998 between the Company and State Street Bank and Trust Company, as Trustee and attached as Exhibit F hereto (the "Indenture", it being understood that the meaning of such terms shall not be modified or affected by any future amendment to the Indenture).

          The parties hereto agree as follows:


                                  AGREEMENTS

                                   ARTICLE I

                               PURCHASE AND SALE

          Section 1.1  Authorization and Closing.
                       -------------------------

          A. Authorization of the Notes. The Company shall authorize the
             --------------------------
issuance and sale to the Purchasers of an aggregate principal amount of $10,000,000 (the "Offering Amount") in 9% Subordinated Convertible Notes due 2006 of the Company (the "Notes") having the rights and preferences set forth in Exhibit A attached hereto. As more fully set forth on Exhibit A attached hereto, in certain circumstances, the Notes are convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

          B. Purchase and Sale of the Notes. At Closing (as defined below), the
             ------------------------------
Company shall sell to each Purchaser and, subject to the terms set forth herein, each Purchaser shall purchase from the Company, a Note having an aggregate principal amount as set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto (the "Private Placement").

          C. The Closing. The closing (the "Closing") shall take place at the
             -----------
offices of Latham & Watkins in New York City at 9:00 a.m. on January 15, 1998. At Closing, the Company shall deliver to each Purchaser the Notes to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to an account to be designated by the Company.

                                  ARTICLE II

                             CONDITIONS TO CLOSING


          Section 2.1  Conditions of Each Purchaser's Obligations at the
                       -------------------------------------------------
Closing. The obligation of each Purchaser to purchase and pay for the Notes at
-------
Closing is subject to the satisfaction as of the Closing of the following conditions:

          A. Representations and Warranties. The representations and warranties
             ------------------------------
     of the Company contained in Section 5.1 shall be true and correct in all respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated by this Agreement.

          B. Registration Agreement. The Company, the Purchasers, the holders
             ----------------------
     of the Senior Discount Notes due 2005 (the "Senior Notes") issued pursuant to the Indenture and at least 75% of the holders of the Common Stock, the Series A Preferred, the Series B Preferred, and the Series C Preferred, shall have entered into a third amended and restated registration agreement in form and substance as set forth in Exhibit B attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

          C. Sale of the Notes to Each Purchaser. The Company shall have sold to
             -----------------------------------
     each Purchaser the Notes to be purchased by it under this Agreement at the Closing and shall have received payment therefor.

          D. Blue Sky Clearances. The Company shall have made all filings under
             -------------------
     applicable state securities laws necessary to consummate the issuance of the Notes pursuant to this Agreement in compliance with such laws.

          E. Opinion of Counsels. Each Purchaser shall have received from each
             -------------------
     of (i) Holland & Hart LLP, counsel for the Company and (ii) Estudio Fernandez Portocarrero, Canelo & Asociados, special Peruvian counsel for the Company, an opinion with respect to the matters set forth in Exhibit C-1 and C-2 attached hereto, which shall be addressed to each Purchaser, dated the date of the Closing, and in form and substance reasonably satisfactory to each Purchaser.

          F. Pledge Agreement. The Company and State Street Bank and Trust
             ----------------
     Company, as Collateral Agent for the Purchasers and the holders of the Senior Notes, shall have entered into a Collateral Pledge Agreement (the "Pledge Agreement") in respect of the pledge by the Company of (i) 100% of the outstanding Capital Stock of SMR Direct USA, Inc. and all future direct Restricted Subsidiaries of the Company and

     (ii) 100% of the outstanding Capital Stock of Centennial Cayman Corp. and SMR Direct Cayman Corp. (other than Excluded Stock) and 100% of the Capital Stock (other than Excluded Stock) of all future foreign direct Restricted Subsidiaries of the Company in form and substance as set forth in Exhibit D attached hereto, and the Pledge Agreement shall be in full force and effect as of the Closing. Such pledges will secure the payment and performance when due of all the Obligations (as defined in the Pledge Agreement) of the Company under the Indenture and the Senior Notes and under this Agreement and the Notes. The rights of the holders of the Notes under the Pledge Agreement are only subordinated to the rights of the holders of the Senior Notes.

          G. Escrow Agreeme. The Company and Morgan Stanley, Dean Witter,
             --------------
     Discover & Co. in its capacity as escrow agent (the "Escrow Agent"), shall have entered into an escrow agreement (the "Escrow Agreement") in form and substance as set forth in Exhibit E attached hereto, and the Escrow Agreement shall be in full force and effect as of the Closing.

          The net proceeds from the issuance by the Company of the Senior Notes and the Notes (to be approximately $28,600,000) (the "Escrow Proceeds") shall be deposited on the Closing date in an account to be established pursuant to the Escrow Agreement for the benefit of the Company (the "Escrow Fund") to be held in the custody of the Escrow Agent separate and apart from all other funds and accounts of the holders of the Senior Notes, the holders of the Notes, the Company or the Escrow Agent.

          H. Closing Documents. The Company shall have delivered to each
             -----------------
     Purchaser all of the following documents:

             (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1.1 and Sections 2.1.A. through 2.1.G. inclusive, have been fully satisfied;

             (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Pledge Agreement and each of the other agreements contemplated hereby, the issuance and sale of the Notes, the reservation of a sufficient number of Common Stock for issuance upon conversion of all of the outstanding Notes and the consummation of all other transactions contemplated by this Agreement;

             (iii) certified copies of the Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing; and

             (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky filings and waivers of all preemptive rights and rights of first refusal).

          I. Proceedings. All corporate and other proceedings taken or required
             -----------
     to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

          J. Amendment to Existing Purchase Agreements. The right of first
             -----------------------------------------
     refusal provisions in each of the Series A Purchase Agreement (as defined below), the Series B Purchase Agreement (as defined below), the Series C Purchase Agreement (as defined below) and the Purchase Agreement between the Company and the Persons listed on the Schedule of Purchasers attached thereto dated as of December 8, 1995, shall have been waived.

          K. Expenses. The Company shall have reimbursed the Purchasers for the
             --------
     fees and expenses of their special counsel as provided in Section 7.1.A. hereof.

          L. Closing of Senior Notes Transaction. The closing of the Senior
             -----------------------------------
     Notes transaction shall have occurred simultaneously with the Closing hereunder.

          M.  Waiver of Conditions.  Any condition specified in Section 2.1 may
              --------------------
     be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by each Purchaser.


                                  ARTICLE III

                                   COVENANTS

          Section 3.1  Covenants.
                       ---------

          A.  Financial Statements and Other Information.
              ------------------------------------------

          (i) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Purchasers (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted

Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods set forth in the SEC's rules and regulations; and

          (ii) For so long as any Notes remain outstanding, the Company shall furnish to the Purchasers and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under Sections 3.1.A., 3.1.B., or 3.1.C. shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated in writing as proprietary or confidential in nature; provided that each such Person (i) may disclose such information in connection with the sale or transfer or proposed sale or transfer of any Notes or Underlying Common Stock, and (ii) may disclose such information to any partner, subsidiary, Affiliate (as defined below) or parent of such Person or to consultants, advisers, accountants, attorneys, representatives, officers, directors or employees of the foregoing (provided that such persons are bound by confidentiality provisions similar to those described herein) for the purpose of evaluating its investment in the Company so long as such partner, subsidiary, Affiliate or parent or such consultants, advisers, accountants, attorneys, representatives, officer, director or employee is advised of the confidential nature of the information.

          For purposes of this Agreement, "confidential information" shall not include (i) information that becomes publicly available (other than as result of a breach of this Section 3.1.), (ii) any information which a Purchaser is required to disclose under applicable law or regulation, including any regulation applying to any stock exchange in which it or its Affiliates' shares are listed, or as a result of an order or request of any competent judicial, governmental or other authority, or (iii) any information that a Purchaser can demonstrate was legally already in its possession prior to such Purchaser's receipt of such information from another party or the Company.

          For purposes of Sections 3.1.A., 3.1.B. and 3.1.C., the term "Purchaser" shall include any Affiliate of a Purchaser who received Notes or shares of Underlying Common Stock pursuant to a distribution from or a liquidation of such Purchaser.

          For purposes of this Agreement and the Registration Agreement, all holdings of Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Registration Agreement. "Affiliate" shall have the meaning set forth in Section 6.1 hereof and for purposes of meeting such threshold tests shall include Persons which have received distributions of securities from a partnership holding such securities.

          B. Inspection of Property. The Company shall permit any
             ----------------------
representatives designated by any Purchaser (so long as such Purchaser holds any Underlying Common Stock) or any holder of at least 5% of the Underlying Common Stock, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

          C. Attendance at Board Meetings. The Company shall give each Purchaser
             ----------------------------
(so long as such Purchaser holds any Underlying Common Stock) and each holder of at least 5% of the Underlying Common Stock written notice of each meeting of its board of directors and each committee thereof at the same time and in the same manner as notice is given to the directors (which notice shall be confirmed in writing to each such Person) and the Company shall permit a representative of each such Person to attend, as an observer, all meetings of its board of directors and all committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company's bylaws and applicable law, each such Person's representative shall be given the opportunity to listen to such telephonic meetings; and provided further that the Company has the right to exclude such representatives from the entire meeting or portion thereof if attendance by the representative at such meeting or portion thereof or dissemination of such information would, in the reasonable determination of the board of directors, compromise or adversely affect the attorney-client privilege (on the basis of an opinion of counsel to the Company) or result in a conflict of interest situation. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall use its best efforts to give written notice thereof to each such Person at least two days prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.

          D. Restrictions. So long as any of the Notes remain outstanding, the Company shall not, without the consent of the holders of 51% of the Underlying Common Stock:

          (i)directly or indirectly make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes except for a payment of interest, principal or premium, if any, at Stated Maturity; provided that if an Event of Default on the Notes (as defined therein) has occurred and is continuing, no such payment shall be made until such time as the Event of Default has been cured or waived by the holders of the Notes in accordance with their terms;

          (ii) except as otherwise provided in Section 4.07 of the Indenture, directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities including the Series A Preferred, the Series B Preferred or the Series C Preferred pursuant to the terms of the Certificate of Incorporation;

          (iii)directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiaries to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) other than for repurchases of Common Stock from employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's board of directors and other than pursuant to the Conversion Rights Agreement dated the date hereof between the Company and Merrill Lynch Global Allocation Fund, Inc. (the "Conversion Rights Agreement");

          (iv) engage in, or permit any Restricted Subsidiary to engage in, any business other than a Permitted Business;

          (v) directly or indirectly, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries, or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) the terms of any Permitted Debt permitted to be incurred by any Restricted Subsidiary of the Company, (ii) Existing Indebtedness as in effect on the date of the Indenture, (iii) the Indenture, (iv) this Purchase Agreement and the Notes,
     (v) applicable law, rules and regulations, (vi) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (vii) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (viii) purchase money obligations or installment purchase agreements for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired or (ix) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

          (vi) increase the number of shares of Common Stock issuable pursuant to stock option plans or stock ownership plans above 9% of the aggregate number of shares of Common Stock, Underlying Common Stock and Common Stock issuable on conversion of the Series A Preferred, the Series B Preferred and the Series C Preferred outstanding immediately after the Closing date (as such number is proportionately adjusted for stock splits, combinations and dividends affecting the Common Stock and including all such employee stock options, other purchase rights and conversion rights outstanding on or before the Closing date) (the "Authorized Management Stock"), otherwise amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing (the "Stock Option Agreements"), adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than pursuant to the Company's existing stock option and employee stock ownership plans and other than the repricing of options granted to certain executives of the Company prior to the date hereof as determined by the Board of Directors, which repricing shall not be below $1.45;

          (vii)request the release of any funds in the Escrow Fund except in connection and upon compliance with any certification requirements set forth in the Escrow Agreement and the following:

               (aa) with respect to the funding of the acquisition of an Acquisition Target (as defined in the Escrow Agreement), (a) the Company shall have prepared, with the assistance of U.S. and local counsel, as appropriate, a detailed and complete due diligence report with respect to the Acquisition Target, including legal advice regarding each significant legal issue (to be considered in the light of the circumstances, but including for example opinions as to the effectiveness of the licenses or concessions for channels), (b) the Company shall have prepared, with the assistance of financial advisors, a financial analysis of the Acquisition Target (including verification of the number of subscribers, if any, of the Acquisition Target) and reviewed an audit of the financial statements for the most recent fiscal period practicable, and (c) the Company's Board of Directors shall have, on the basis of the reports, analysis and review referred to above, approved the acquisition of the Acquisition Target. In addition, the Acquisition Target shall be a direct or indirect subsidiary of the Cayman Entities or the

          Company as required by Section 4.13 of the Indenture and will be a "Restricted Subsidiary" (as defined in the Indenture); and

               (bb) with respect to (a) the funding of Permitted Investments (as defined in the Indenture) (except working capital, unless permitted by clause (c) below), (b) the funds required for the acquisition of channels, spectrum and other assets related to the operation of a Permitted Business (as defined in the Indenture), or (c) the funding of buildout in connection with the acquisition of a Permitted Business, a Permitted Investment or the acquisition of channels, spectrum and other assets related to the operation of a Permitted Business or the funding of operating losses, not to exceed $3,000,000 in the aggregate, in connection with the Company's current and future operations in the Republic of Chile (each a "Permitted Transaction"), the Company's Board of Directors shall have approved the Permitted Transaction. In addition, the assets and/or services which comprise the Permitted Transaction shall be held in an entity that is a direct or indirect subsidiary of the Cayman Entities or the Company. Notwithstanding the foregoing, the Company may, with the consent of the Majority Noteholders (as defined in the Pledge Agreement), request the release of funds deposited in the Escrow Fund for other valid business purposes;

          (viii) except for the Additional Notes (as defined in the Indenture) and as expressly contemplated by Section 4.09 of the Indenture, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of or otherwise "incur" as defined in Section
     4.09 of the Indenture (a) any Indebtedness which is senior to the Notes with respect to the payment of interest, principal or distributions upon liquidation or otherwise, or (b) any Disqualified Stock; provided that after the occurrence of a Triggering Event the restrictions set forth in
     Section 3.1(D)(viii)(a) shall be of no further force and effect;

          (ix) consolidate or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity (other than as permitted in Article 5 of the Indenture);

          (x) except as set forth in Section 4.10 of the Indenture, (A) sell, lease or otherwise dispose of, or permit any Restricted Subsidiary to sell, lease or otherwise dispose of a material portion of its assets or substantially all of its assets in any transaction or series of related transactions, (B) sell or permanently dispose of any of its or any Restricted Subsidiary's Proprietary Rights, or (C) create, incur or assume or permit any Restricted Subsidiary to create, incur or assume, any Liens other than Permitted Liens on any material assets of the Company and its Restricted Subsidiaries; provided that the covenants in subclause (A) above shall not restrict the sale or disposition of the

     Company's and its Subsidiary's U.S. wireless communications operations so long as such sale or disposition is approved by the Company's board of directors;

          (xi) except as permitted in Section 4.11 of the Indenture, enter into, any Affiliates' Transaction;

          (xii)directly or indirectly, or permit its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement; and

          (xiii) (a) permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a Note Guarantee (a "Note Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary of the Company as a result of any payment by such Restricted Subsidiary under its Note Guarantee. If the Guaranteed Indebtedness is pari passu with the
                                                        ---- -----
     Notes, then the guarantee of such Guaranteed Indebtedness shall be pari
                                                                        ----
     passu with or subordinated to the Note Guarantee; and if the Guaranteed
     -----
     Indebtedness is subordinated to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

          E. Affirmative Covenants. So long as any Notes remain outstanding, the Company shall, and shall cause each Subsidiary to (unless waived by the holders of 51% of the Underlying Common Stock):

          (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

          (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary and desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

          (iii)pay and discharge when due and payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries, taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

          (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

          (v) comply in all material respects with all applicable laws, rules and regulations of all governmental authorities;

          (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

          (vii) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

          (viii) enter into and maintain nondisclosure and noncompete agreements with its key employees in the form approved by the board of directors.

          F. Compliance with Agreements. The Company shall perform and observe
             --------------------------
(i) all of its obligations to each holder of the Notes and all of its obligations to each holder of the Underlying Common Stock set forth in the Notes, and the Company's bylaws, and (ii) all of its obligations to each holder of Registrable Securities (as defined in the Registration Agreement) set forth in the Registration Agreement.

          G. Current Public Information. At all times after the Company has
             --------------------------
filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act, the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulations hereunder adopted by the Securities and Exchange Commission, or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          H. Reservation of Common Stock. The Company shall at all times reserve
             ---------------------------
and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Notes, such number of shares of Common Stock issuable upon the conversion of all outstanding Notes. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable laws or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

          I. Proprietary Rights. The Company shall, and shall cause each
             ------------------
Subsidiary to, possess and maintain all material Proprietary Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all material Proprietary Rights used by the Company and each Subsidiary in the conduct of their respective businesses. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of such Proprietary Rights or which would infringe upon any rights of other Persons.

          J. Investments in United States Real Property Interests. The Company's
             ----------------------------------------------------
capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Code. The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) since the date of its incorporation. The Company shall use its best efforts to ensure that it does not at any time in the future become a United States real property holding corporation. If at any time in the future the Company should become a United States real property holding corporation, the Company shall, as promptly as possible, notify each Purchaser of such status.

          K. Payment of Notes. The Company shall pay or cause to be paid the
             ----------------
principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

          L. Maintenance of Office. The Company shall maintain in the Borough of
             ---------------------
Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served. The Company shall give prompt written notice to the holders of the Notes of the location, and any change in the location, of such office or agency.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the holders of the Notes of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee (as defined in the Indenture) as one such office or agency of the Company in accordance with Section 3.1.L.

          M. Compliance Certificate. (a) The Company shall deliver to the
             ----------------------
Purchasers, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement and the Pledge Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and the Pledge Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement and the Pledge Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 3.1.A above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article III hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Purchasers, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          N.  Stay, Usury; Extension. The Company covenants (to the extent that
              ----------------------
it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law.

                                  ARTICLE IV

                             TRANSFER RESTRICTIONS

          Section 4.1  Transfer of Restricted Securities.
                       ---------------------------------

          A.  Exceptions to Transfer Restrictions. Restricted Securities are
              -----------------------------------
transferable pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the Securities and Exchange Commission (or any similar rule then in force) if such rule is available and (c) subject to the conditions specified in Section 4.1.B. below, any other legally available means of transfer.

          B.  Legend Removal. In connection with the transfer of any Restricted
              --------------
Securities (other than a transfer described in Section 4.1.A.(a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the

Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new notes or certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 7.1.C.(ii). If the Company is not required to deliver new Notes or certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Article IV and Section 7.1.C.


                                   ARTICLE V

                         REPRESENTATION AND WARRANTIES

          Section 5.1  Representations and Warranties of the Company. As a
                       ---------------------------------------------
material inducement to the Purchasers to enter into this Agreement and to purchase the Notes, the Company hereby represents and warrants that:

          A. No Order or Decree; No Registration Required. No order or decree
             --------------------------------------------
     asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated by any governmental authority or agency.

          B. Disclosure. The Preliminary Offering Memorandum and the Offering
             ----------
     Memorandum delivered by the Company in connection with the Senior Notes as of their respective dates and the Offering Memorandum as of the Closing date, did not and any supplemental or amendment thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          C. Status Report. The "Transaction Summary" contained in the Status
             -------------
     Report, dated October 24, 1997 (the "Status Report"), as at such date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Status Report made in reliance upon and in conformity with information the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

          D. Organization and Corporate Power. The Company is a corporation duly
             --------------------------------
     organized, validly existing and in good standing under the laws of Delaware and, except as set forth in the "Taxes Schedule" on this Agreement, is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's constituent documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The Company has full corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the Notes and to consummate the transactions contemplated by the Purchase Agreement and the Notes and to issue, sell and deliver the Notes pursuant to this Agreement.

          E. Release. On or prior to the Closing date, (i) the aggregate
             -------
     outstanding principal amount of the Company's 12% Senior Secured Convertible Notes due 2002 (the "Series C Notes") and all accrued and unpaid interest thereon were converted into shares of the Company's Series C Preferred (as defined below) and (ii) the pledge of the shares of Capital Stock of each of the Cayman Entities securing the Senior Notes was released (the "Series C Note Release").

          F. Capital Stock and Related Matters. As of the Closing and
             ---------------------------------
     immediately thereafter, the authorized capital stock of the Company shall consist of (a) seventeen million four hundred thousand (17,400,000) shares of preferred stock, of which three hundred and fifty-two (352) shares shall be designated as Series A Preferred (all of which shall be issued and outstanding), six million three hundred ninety-nine thousand six hundred forty-eight (6,399,648) shares will be designated as Series B Preferred (five million seven hundred and thirty-five thousand two hundred and fifty-one (5,735,251) of which will be issued and outstanding) and eleven million (11,000,000) shares shall be designated as Series C Preferred (8,005,689 of which will be issued and outstanding) and (b) forty million (40,000,000) shares of Common Stock, of which three million five hundred and two thousand six hundred fifty (3,502,650) shares shall be issued and outstanding, 28,351,647 shares shall be reserved for issuance upon conversion of the Notes, the Series C Preferred, the Series A Preferred and the Series B Preferred, and two million three hundred and seven thousand nine hundred and seventy-two (2,307,972) shares shall be reserved for issuance pursuant to stock option plans. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, except for the Notes, the Series C Preferred, Series A Preferred, the Series B Preferred, the Warrants and except as set forth on the attached "Capitalization Schedule." The Capitalization Schedule accurately sets forth the following with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule, except in respect of the Senior Notes, the Warrants, Notes and except pursuant to the Certificate of Incorporation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable and not subject to any preemptive rights except as set forth in the Stockholders Agreement (as defined below) and the Certificate of Incorporation.

          Except as set forth in (a) the Purchase Agreement dated October 3, 1997 between the Company and the Purchasers listed therein (as amended to the date hereof, the "Series C Purchase Agreement"), (b) the Purchase Agreement dated November 22, 1996 between the Company and the holders of the Series B Preferred (as amended to the date hereof, the "Series B Purchase Agreement"), (c) the Registration Agreement, (d) the Stockholders Agreement dated as of October 3, 1997 between the Company and the investors party thereto (as amended to the date hereof, the "Stockholders Agreement"), (e) the Purchase Agreement dated June 27, 1996 between the Company and the holders of the Series A Preferred (as amended to the date hereof, the "Series A Purchase Agreement") and (e) the Company's existing certificate of incorporation, all of which have been waived, there are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Notes hereunder or the issuance of any series of capital stock of the Company. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Notes hereunder does not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Stockholders Agreements between the Company and certain of its stockholders, and the stock option agreements set forth on the Capitalization Schedule.

          Except as set forth in the Indenture, the Registration Agreement, the Warrant Agreement, and the Note Registration Agreement dated the date hereof between the Company and State Street Bank and Trust Company, as trustee (the "Notes Registration

     Rights Agreement"), the Company is not under any obligation to register any of its currently outstanding securities or any of its securities which may hereafter be issued.

          G. Subsidiaries; Investments. The attached "Subsidiary Schedule"
             -------------------------
     correctly sets forth the name of each Subsidiary of the Company, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of each Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries, taken as a whole. Except as set forth on the Subsidiary Schedule, all of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any lien, charge or encumbrance. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

          H. Authorization; No Breach. The execution, delivery and performance
             ------------------------
     of this Agreement, the Registration Agreement, the Notes, the Pledge Agreement and all other agreements contemplated by this Agreement to which the Company is a party and the filing of the amendment of the Certificate of Incorporation have been duly authorized by the Company. This Agreement, the Registration Agreement, the Pledge Agreement, the Notes, the Certificate of Incorporation and all other agreements contemplated by this Agreement each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Pledge Agreement will create a valid and perfected first priority security interest in the Pledged Collateral (as defined therein). Except as set forth on the attached "Restriction Schedule," the execution and delivery by the Company of this Agreement, the Registration Agreement, the Pledge Agreement, and all other agreements contemplated by this Agreement to which the Company is a party, the offering, sale and issuance of the Notes hereunder, the issuance of the Common Stock upon conversion of the Notes, the filing of the amendment of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligations under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or the bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any material agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except as set forth on the Restrictions Schedule, none of the Subsidiaries is subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

          I. Financial Statements. Attached hereto as the "Financial Statements
             --------------------
     Schedule" are the following financial statements:

               (i) the audited consolidated balance sheet, statement of operations, statement of mandatorily redeemable, convertible preferred stock and stockholders equity and cash flows of the Company and its Subsidiaries for the period from inception October 25, 1995 to December 31, 1995 and as of December 31, 1996, for the twelve-month period then ended; and

               (ii) the unaudited consolidated balance sheet and statement of operations of the Company and its Subsidiaries as of September 30, 1997 (the "Latest Balance Sheet") and for the nine-month period then ended.

          Each of the foregoing financial statements (including in all cases the notes thereto, if any) fairly presents the financial condition and results of operations at the dates and for the periods indicated, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries, taken as a whole).

          J. Absence of Undisclosed Liabilities. Except as set forth on the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business which are not material individually or in the aggregate (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) liabilities under executory contracts not required to be disclosed on the Contracts Schedule, which are not material individually or in the aggregate.

          K.   No Material Adverse Change. Since the date of the Latest Balance
               --------------------------
     Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries, taken as a whole, except as set forth on the attached "Adverse Change Schedule."

          L.   Absence of Certain Developments. Except as expressly contemplated
               -------------------------------
     by this Agreement, the divestiture of the Company's U.S. operations, the Indenture or as set forth on the attached "Developments Schedule," since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary has:

               (i) issued any notes, bonds or other debt securities or any equity securities or any securities convertible, exchangeable or exercisable into any equity securities;

               (ii) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

               (iii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

               (iv) declared or made any payment or distribution of cash or other property to its stockholders with respect to its stock or purchased or redeemed any shares of its stock or any warrants, options or other rights to acquire its stock;

               (v) mortgaged or pledged any of its properties or assets or subjected them to any material lien, security interest, charge or other encumbrance, except liens for current property taxes not yet due and payable;

               (vi) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

               (vii) sold, assigned or transferred any Proprietary Rights or other intangible assets, or disclosed any proprietary confidential information to any Person;


               (viii) suffered any extraordinary losses or waived any right of material value, whether or not in the ordinary course of business or consistent with past practice;

               (ix) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

               (x) entered into any other material transaction, whether or not in the ordinary course of business;

               (xi) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $250,000 in the aggregate;

               (xii)   made any charitable contributions or pledges;

               (xiii) suffered any damage, destruction or casualty loss exceeding in the aggregate $250,000, whether or not covered by insurance;

               (xiv) made any Investment in or taken steps to incorporate any Subsidiary;

               (xv) received any notice of the loss of a material service order in excess of $100,000 or the loss of a major customer with service orders in excess of $100,000 annually; or

               (xvi) entered into an agreement or commitment to do any of the foregoing.

          Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

          M. Assets. Except as set forth on the "Assets Schedule," the Company
             ------
     and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all materials respects and are fit for use in the ordinary course of business.

          N. Tax Matters. Except as set forth in the attached "Taxes Schedule,"
             -----------
     the

     Company and each Subsidiary have filed all tax returns which they are required to file; all such returns are true and correct in all material respects; the Company and each Subsidiary have in all respects paid all taxes owed by them and withheld and paid over all taxes which they are obligated to withhold from amounts owing to any employee, creditor or third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; and the federal income tax returns of the Company and its Subsidiaries have not been audited.

          O. Contracts and Commitments. Except as expressly contemplated by this
             -------------------------
     Agreement or as set forth on the attached "Contracts Schedule," as of the Closing, neither the Company nor any Subsidiary is a party to any written or oral:

               (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any contract with any labor union, or any severance agreements;

               (ii) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or affiliates;

               (iii) contract under which the Company or a Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

               (iv) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company and its Subsidiaries;

               (v)      guarantee of any obligation;

               (vi) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

               (vii) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

               (viii) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $150,000;

               (ix) assignment, license, indemnification or agreement with respect to any Proprietary Rights or other intangible property;

               (x) warranty agreement with respect to its services rendered or its products sold or leased;

               (xi) agreements under which it has granted any Person any registration rights (including piggyback rights) other than the Notes Registration Rights Agreement and the Registration Agreement;

               (xii) contract, agreement or other arrangement with any officer, director, employee or Affiliate, or any Affiliate of any officer, director or employee except employment agreements terminable at will;

               (xiii) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world;

               (xiv) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $150,000 annually; and

               (xv) any loan agreement with or guarantee to any employee, officer or director of the Company.

          The Company and each Subsidiary have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract or commitment required to be set forth on the "Contracts Schedule" (each, a "Material Contract"); no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any Material Contract, to which the Company or any Subsidiary is subject; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; and neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any Material Contract or commitment to which it is a party.

          Except as set forth on the Contracts Schedule, since the Latest Balance Sheet, there have been no material changes in any employment agreement or compensation arrangement between the Company and its employees.

          P. Proprietary Rights. The attached "Proprietary Rights Schedule" contains a complete and accurate list of (i) all patented and registered Proprietary Rights owned by the Company or any Subsidiary, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by the Company or any Subsidiary, (iii) all unregistered trade names and corporate names owned or used by the Company and its Subsidiaries and
     (iv) all unregistered trademarks, service marks and copyrights and computer software which are material to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries, taken as a whole. The Proprietary Rights Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Proprietary Rights. The Company or one of its Subsidiaries owns or has the right to use pursuant to a valid license all Proprietary Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted. The loss or expiration of any Proprietary Right or related group of Proprietary Rights would not have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, and no such loss or expiration is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all necessary actions to maintain and protect the Proprietary Rights which they own and use. To the best of the Company's knowledge, the owners of any Proprietary Rights licensed to the Company or any Subsidiary have taken all necessary actions to maintain and protect the Proprietary Rights which are subject to such licenses. Except as indicated on the Proprietary Rights Schedule, (i) the Company and its Subsidiaries own all right, title, and interest in and to all of the Proprietary Rights listed on such schedule and all other Proprietary Rights material to the operation of the businesses of the Company and its Subsidiaries, (ii) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such rights, and, to the best of the Company's knowledge, there are no grounds for the same, (iii) neither the Company nor any Subsidiary has received a notice of conflict with the asserted rights of others, and (iv) the conduct of the Company's and each Subsidiary's business has not infringed or misappropriated and does not infringe or misappropriate any Proprietary Rights of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Rights of other Persons and, to the best of the Company's knowledge, the Proprietary Rights owned by the Company or any Subsidiary have not been infringed or misappropriated by other Persons. Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal), free and clear of all liens, claims, security interests or other encumbrances except for the lien under the Pledge Agreement and except for the liens of E.F. Johnson Company, Boston Financial & Equity Corporation, Maxon America, Inc. and other equipment suppliers in respect of leased equipment being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

          Q. Litigation, etc.  Except as set forth on the attached "Litigation
             ---------------
     Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including inquiry as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency. Neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

          R.  Brokers.  Except for fees to be paid to Salomon Brothers Inc and
              -------
     Prudential Securities Incorporated, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          S. Governmental Consent, etc.  Except as set forth on the attached
             -------------------------
     "Consents Schedule," no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority, agency or official is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the Consents Schedule.

          T. Insurance. The attached "Insurance Schedule" contains a description
             ---------
     of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the

     Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business.

          U. Employees and ERISA. The Company is not aware that any executive or
             -------------------
     key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company is not aware that it or any Subsidiary has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances).

          Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

          Neither the Company nor any Subsidiary presently maintains or contributes to, or ever has maintained or contributed to, any "employee benefit plan," as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to which the Company is required to file Internal Revenue Service ("IRS") Form 5500, and neither the Company nor any Subsidiary presently contributes to or ever has contributed to any "multiemployer plan," as such term is defined in Section 3 of ERISA.

          V. Compliance with Laws. Except as set forth on the attached "Compliance Schedule," neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries, taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Neither the Company nor the Subsidiary is subject to any clean up or other liability, or has reason to believe it may become subject to any clean up or other liability, under any federal, state or local environmental law, rule or regulation.

          W. Environmental Laws. None of the Company, to the knowledge of the Company, any of its Subsidiaries have violated any foreign, federal, state of local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") which could reasonably be expected to have, individually or in the aggregate, a

Material Adverse Effect.

          X. Hazardous Material. There is no alleged liability, or to the
             ------------------
     knowledge of the Company, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties), of the Company or any of its Subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined herein) at any location owned or operated by the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or
     (ii) any violation of any Environmental Law. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended,
     (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material waste or substance regulated under or within the meaning of any other Environmental Law.

          Y. Compliance with Regulations G, T, U or X. None of the execution,
             ----------------------------------------
     delivery and performance of this Agreement, the issuance of the Notes, the application of proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

          Z. Affiliated Transactions. Except as described in this Agreement or
             -----------------------
     as set forth on the attached "Affiliated Transactions Schedule," no officer, director or stockholder of the Company or any Subsidiary or any Person related by blood or marriage to any such Person or any entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

          AA. Disclosure. Neither this Agreement nor any of the schedules,
              ----------
     attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

          BB. Securities Compliance. Assuming (i) that the representations and
              ---------------------
     warranties of the Purchasers set forth in Section 7.1.C. are true, and (ii) that the Purchasers comply with the covenants set forth in Section 7.1.C., the purchase and sale of the Notes pursuant to this Agreement are exempt from the registration requirements of the Securities Act.

          CC. Licenses. The "Licenses Schedule" sets forth a list of the
              --------
     licenses held by the Company in connection with 800 and 900 MHZ spectrum for use in connection with specialized mobile radio ("SMR") or paging, as the case may be (the "Licenses"). Each of the Licenses is currently in full force and effect.

          DD. No Distribution. Except as permitted by the Securities Act,
              ---------------
     neither the Company nor any of the Subsidiaries have distributed and, as of the Closing date and the completion of distribution of the Notes, will not distribute any offering material in connection with the offering and sale of Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

          EE. Illegal Payments. Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payments of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, except to the extent that the violation of such law, rule or regulation would not have, individually or in the aggregate, a Material Adverse Effect.

          FF. No Demand Registration. No holder of any security of the Company or any of the Subsidiaries has any right to request or demand registration of the shares of Common Stock or any other security of the Company or any of the Subsidiaries because of the consummation of the transactions contemplated by this Agreement or the Registration Agreement.

          GG. Closing date. The representations and warranties of the Company contained in this Section 5.1 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct in all material respects on the date of Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

                                  ARTICLE VI

                 RELEASE OF PLEDGE AND SUBORDINATION OF NOTES


          Section 6.1 Triggering Event. At any time on or after the date hereof, upon the occurrence of a Triggering Event, (i) the holders of the Notes shall have no rights to the Pledged Collateral under the Pledge Agreement, and (ii) the Notes shall become subordinated to all other Indebtedness of the Company that is permitted to be incurred by the Company pursuant to the Indenture.

          Upon the occurrence of a Triggering Event, the Majority Noteholders (as defined in the Pledge Agreement), shall deliver to the Collateral Agent a certificate confirming the occurrence of the Triggering Event and the termination of the security interest in the Pledged Collateral for the benefit of the holders of the Notes and the termination of such holders' rights under the Pledge Agreement.

                                  ARTICLE VII

                                  DEFINITIONS

          Section 7.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.

          "Affiliate Transaction" shall have the meaning given to such term in the Indenture.

          "Capital Stock" shall have the meaning given to such term in the Indenture.

          "Disqualified Stock" shall have the meaning given to such term in the Indenture.

          "Escrow Agreement" means the Escrow Agreement, dated as of the date hereof, by and among the Company and Morgan Stanley, Dean Witter, Discover & Co., as Escrow Agent, and any other parties listed thereto, as such agreement may be amended, modified or supplemented from time to time.

          "Escrow Fund" shall have the meaning given to such term in the Escrow Agreement.

          "Event of Noncompliance" means an event that with notice or the passage of time would cause an event of default under the Notes.

          "Excluded Stock" shall have the meaning given to such term in the Indenture.

          "Existing Indebtedness" shall have the meaning given to such term in the Indenture.

          "Indebtedness" shall have the meaning given to such term in the Indenture.

          "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.



          "Lien" shall have the meaning given to such term in the Indenture.



          "Material Adverse Effect" as defined in the Indenture.



          "Officer's Certificate" means a certificate signed by the Company's chief executive officer, president or its chief financial officer, stating that
(i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.



          "Permitted Business" shall have the meaning given to such term in the Indenture.



          "Permitted Debt" shall mean the Debt which is Permitted Debt as such term is defined in Section 4.09 of the Indenture.



          "Permitted Liens" shall mean the Liens which are Permitted Liens as such term is defined in the Indenture.



          "Permitted Refinancing Indebtedness" shall mean the Indebtedness which is Permitted Refinancing Indebtedness as such term is defined in the Indenture.



          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Proprietary Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).


          "Restricted Securities" means (i) the Notes issued hereunder, (ii) the Common Stock issued upon conversion of the Notes and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new notes or certificates for them not bearing the Securities Act legend set forth in Section 7.1.C.(ii) have been delivered by the Company in accordance with Section 4.1. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to like tenor not bearing a Securities Act legend of the character set forth in Section 7.1.C.(ii).



          "Restricted Subsidiary" shall have the meaning given to such term in the Indenture.



          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.



          "Securities and Exchange Commission" or "SEC" includes any governmental body or agency succeeding to the functions thereof.



          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.



          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.



          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.



          "Triggering Event" shall have the meaning given to such term in the Indenture.



          "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Notes and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Notes shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Notes in connection with the transfer thereof or otherwise, regardless of any restriction or limitation on the conversion of the Notes. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).



          "Unrestricted Subsidiary" shall have the meaning given to such term in the Indenture.

                                 ARTICLE VIII

                                 MISCELLANEOUS


          Section 8.1  Miscellaneous
                       -------------

          A.  Expenses. The Company agrees to pay, and hold each Purchaser and
              --------
all holders of Notes and shares of Underlying Common Stock harmless against liability for the payment of (i) the reasonable out-of-pocket expenses of the Purchasers incurred in connection with the transactions contemplated hereby, including due diligence, (ii) the preparation and negotiation of this Agreement and the agreements contemplated hereby, and the fees and expenses of special counsel to the Purchaser arising in connection with negotiation and execution of this Agreement, which shall be payable at the Closing, (iii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby or the Certificate of Incorporation (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Notes or of Common Stock issuable upon conversion of the Notes, (v) all costs fees and expenses incurred by the Purchaser in connection with the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Certificate of Incorporation, and (vi) the reasonable fees and expenses incurred at the request of the Company by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

          B.  Remedies. Each holder of Notes and Underlying Common Stock shall
              --------
have all rights and remedies set forth in this Agreement and the Notes and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          The Company agrees to indemnify and hold the Purchasers, their officers, directors, and Affiliates harmless against any loss, liability, damage or expense (including reasonable legal fees and costs) which such Purchasers may suffer, sustain or become subject to as a result of or in connection with the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement, or the Notes, or the other agreements contemplated hereby.


          C.  Purchaser's Investment Representations. Each Purchaser, as to
              --------------------------------------
itself only,
hereby represents that:


          (i) it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act;



          (ii) it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4.1 hereof. Each Note or certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:



               "The securities represented by this certificate were originally issued on January 15, 1998, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented are subject to the conditions specified in the Purchase Agreement, dated as of January 15, 1998 between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."



          (iii)it understands that it must bear the economic risk of the investment in the Restricted Securities for an indefinite period of time because the Restricted Securities have not been registered under the Securities Act and applicable state securities laws and therefore cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available; and



          (iv) the execution, delivery and performance by such Purchaser of this Agreement and all other agreements to which such Purchaser is a party have been duly authorized by such Purchaser and each constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms.



          D.   Consent to Amendments. Except as otherwise expressly provided
               ---------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of 51% of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Notes or Underlying Common Stock or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Notes or shares of Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding. If the Company pays any consideration to any holder of Notes or Underlying Common Stock for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder of Notes or Underlying Common Stock granting its consent hereunder equivalent consideration computed on a pro rata basis.
                            --- ----



          E.  Survival of Representations and Warranties.  All representations
              ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf for a period of 2 years from the date hereof.



          F.  Successors and Assigns.  This Agreement may not be assigned by the
              ----------------------
Company without the prior written consent of the Purchasers. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Notes or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Note or such Underlying Common Stock.



          G.  Severability.  Whenever possible, each provision of this Agreement
              ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.


          H.  Counterparts; Facsimile.  This Agreement may be executed
              -----------------------
simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile.



          I.  Descriptive Headings; Interpretation.  The descriptive headings of
              ------------------------------------
this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.



          J.  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of New York.



          K.  Notices.  All notices, demands or other communications to be
              -------
given or
delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address listed below:



          Centennial Communications Corp.
          1610 Wynkoop, Suite 300
          Denver, CO  80202
          Attention:  Chief Executive Officer


          with a copy to:


          Holland & Hart LLP
          555 Seventeenth Street
          Suite 3200
          Denver, CO  80202
          Attention:  Michael S. Quinn



or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.


          L.  Integration.  This Agreement, together with the Registration
              -----------
Agreement, the Notes and the Pledge Agreement constitutes the entire agreement between the Company and the Purchasers with respect to the subject matter covered hereby and thereby and supersedes all prior or contemporaneous oral or written agreements, arrangements or understandings.



          M.  Understanding Among the Purchasers.  The determination of each
              ----------------------------------
Purchaser to purchase the Notes pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.



                           *  *  *  *  *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date set forth in the first paragraph hereof.


                              CENTENNIAL COMMUNICATIONS CORP.


                              By:  /s/ Bernard G. Dvorak
                                 ------------------------------------------
                                 Name: Bernard G. Dvorak
                                 Title:Chief Financial Officer



                              MERRILL LYNCH GLOBAL
                              ALLOCATION FUND, INC.


                              By:  /s/ Bryan N. Ison
                                 ------------------------------------------
                                 Title: Bryan N. Ison
                                 Title: VP

                             SCHEDULE OF PURCHASERS


                                   AGGREGATE
                                   ---------
                                   PRINCIPAL AMOUNT
                                   ----------------
NAME AND ADDRESS                   OF NOTES
----------------                   --------


Merrill Lynch Global
Allocation Fund, Inc.             $10,000,000
800 Scudders Mill Road
Plainsboro, New Jersey 08536

                                   EXHIBIT A
                     FORM OF SUBORDINATED CONVERTIBLE NOTE

                                                                       EXHIBIT A
                                                                    FORM OF NOTE


          The security represented hereby was originally issued on October __, 1997, and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Purchase Agreement dated as of October __, 1997, between the issuer
          (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.

          The security represented hereby is subject to a Stockholders Agreement dated as of October __, 1997, between the Company and certain of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request.

                        SENIOR SECURED CONVERTIBLE NOTE
                                   DUE 2002


October ____, 1997                                           $[Principal Amount]


     Centennial Communications Corp., a Delaware corporation (the "Company"), hereby promises to pay to the order of ______________ the principal amount of $____________ together with interest thereon calculated from the date hereof in accordance with the provisions of this Senior Secured Convertible Note due 2002(this "Note").

     This Note is one of a number of Senior Secured Convertible Notes due 2002 (the "Notes") issued by the Company pursuant to a Purchase Agreement dated as of October __, 1997 (the "Purchase Agreement") between the Company and certain investors. The Purchase Agreement contains terms governing the rights of the holder of this Note and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

     1.  Payment of Interest. Interest shall accrue at the rate of twelve
         -------------------
percent (12%) per annum on the unpaid principal amount of this Note outstanding from time to time. The Company shall pay to the holder of this Note all accrued interest on each April 30, and October 31, (each, an "Interest Payment Date") beginning April 30, 1998.

Subject to paragraphs 2(a) and 6(a), any accrued interest on this Note which, for any reason, has not theretofore been paid shall be paid in full on the Maturity Date (as defined below). From the date hereof until the third anniversary of the date hereof (the "Effective Period"), interest payable under this Note may, at the option of the Company, be payable in cash or in Additional Notes (as defined below) having an aggregate principal amount equal to the accrued but unpaid interest on this Note as of any Interest Payment Date or otherwise due under this Note. If a Qualified Public Offering does not occur during the Effective Period, then thereafter, interest payable on this Note may, at the option of the Company, be payable in cash, in Additional Notes or in shares of Series C Preferred equal to the accrued but unpaid interest on this Note as of any Interest Payment Date or otherwise due under this Note. For purposes of this paragraph 1, each share of Series C Preferred shall be valued at its Liquidation Value (as defined in the Company's Certificate of Incorporation) (the "Series C Preferred Liquidation Value").

     2.  Payment of Principal on Note.
         ----------------------------

        (a) Scheduled Payments. The Company shall pay the principal amount of
            ------------------
$_____ (or such lesser principal amount then outstanding) to the holder of this Note on October __, 2002 (the "Maturity Date"); provided that on the Maturity Date, at the option of the holder of this Note, the Company shall pay the principal amount of this Note then outstanding plus, subject to paragraph 6(a), all accrued but unpaid interest hereon in either cash or shares of Series C Preferred. The holder of this Note shall provide the Company with at least 15 days prior written notice of its election to be repaid the outstanding principal amount of this Note plus accrued but unpaid interest hereon in shares of Series C Preferred. For purposes of this paragraph 2, each share of Series C Preferred shall be valued at the Series C Preferred Liquidation Value and the number of shares of Series C Preferred (excluding fractional shares) to be received by the holder of this Note on the Maturity Date shall be determined by dividing the principal amount of the Note then outstanding plus all accrued but unpaid interest hereon by the Series C Preferred Liquidation Value.

        (b) Conversion. Notwithstanding any provision contained in this
            ----------
paragraph 2, the holder of this Note may convert all or any portion of the outstanding principal amount of this Note until such time as such amount has been deemed to have been paid.

        (c) Pro Rata Payment. The Company agrees that any payments to the
            ----------------
holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal of, or interest on, any Note in excess of such holder's pro rata share of payments obtained by all holders of the Notes, such holder shall purchase from the other holders of the Notes such participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this paragraph 2(c).

     3.  Ranking; Secured Obligations.
         ----------------------------

        (a) The Notes are secured obligations of the Company and rank senior in right of payment to all unsecured Indebtedness of the Company and all subordinated Indebtedness of the Company. The Notes will rank pari passu in right of payment with all unsubordinated Indebtedness of the Company existing as of the date hereof or incurred by the Company in the future.

        (b) The obligations of the Company in respect of the Notes are secured by a Deed of Charge dated as of the date hereof between the Company and Prudential Securities Incorporated ("PSI") acting as collateral agent for the benefit of the holders of the Notes (the "Deed of Charge"). Pursuant to the Deed of Charge, the Company has, for the benefit of the holders of the Notes, pledged 66% of the outstanding capital stock of each of Centennial Cayman Corp. and SMR Direct Cayman Corp. to secure the payment and the performance of all of the obligations of the Company under the Notes. The Deed of Charge contains terms governing the rights of the holder of this Note and all of the provisions of the Deed of Charge are incorporated herein in full by reference. Each holder of this Note hereby agrees to the appointment of PSI as collateral agent under the Deed of Charge to act on behalf of the holders of the Notes pursuant to the terms of the Notes and the Deed of Charge.

     4.  Events of Default.
         -----------------

        (a) Definition. For purposes of this Note, an event of default (an
            ----------
"Event of Default") shall be deemed to have occurred if:

           (i) the Company defaults for 10 days in the payment when due of interest on the Notes;

           (ii) the Company defaults in the payment when due of the principal of, or premium, if any, on the Notes;

           (iii) the Company fails to perform or observe any other provision contained in the Notes, the Deed of Charge, the Purchase Agreement, the Registration Agreement or the Stockholders Agreement;

           (iv) the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code or similar statute; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either
(A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

           (v) a judgment in excess of $500,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

           (vi) the Company or any Subsidiary defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $500,000 to become accelerated and payable prior to its Stated Maturity.

        (b)  Consequences of Events of Default.
             ---------------------------------

           (i) If an Event of Default of the type described in subparagraph 4(a)(ii) has occurred or an Event of Default of the type described in subparagraph 4(a)(iii) has occurred and continues for 30 days or any other Event of Default has occurred, the holder or holders of Notes representing at least 40% of the aggregate principal amount of Notes then outstanding may declare all or any portion of the outstanding principal amount of the Notes due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Notes owned by such holder or holders. The Company shall give prompt written notice of any such demand to the other holders of Notes, each of which may demand immediate payment of all or any portion of such holder's Note. If any holder or holders of the Notes demand immediate payment of all or any portion of such holder's Notes, the Company shall immediately pay to such holder or holders the outstanding principal amount of the Notes requested to be paid plus, subject to the terms of the Notes, accrued interest thereon.

           (ii) Each holder of the Notes shall also have any other rights which such holder may have been afforded under the Deed of Charge and any other rights which such holder may have pursuant to applicable law. No omission, failure or delay by the holder of this Note in exercising any right, power, or privilege hereunder shall impair such right, power, or privilege, shall operate as a waiver thereof, or shall be construed to be a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the holder of this Note shall be cumulative and not exclusive of any rights, remedies, warranties, or covenants provided by applicable law.

     5.  Change of Control.
         -----------------

        (a) Offer to Repurchase Upon Change of Control. Upon the occurrence of a Change of Control, the holder of this Note shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of this Note pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate outstanding principal amount hereof plus accrued and unpaid interest, if any, hereon, to the date of repurchase. Within 20 days following any Change of Control, the Company shall mail a notice to each holder stating: (i) that the Change of Control Offer is being made pursuant to this paragraph 5 and that all Notes tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, if any, after the Change of Control Payment Date; (v) that holders electing to have any of the Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with a completed form entitled "Option of Holder to Elect Purchase" mailed by the Company with the notice of Change of Control Offer, to the Company at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date; (vi) that the holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have the Notes purchased; and (vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof.

        (b) Payment. On the Change of Control Payment Date, the Company shall,
            -------
to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deposit in an account an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered. The Company shall promptly mail to each holder of the Notes so tendered the Change of Control Payment for such Notes, and the Company shall promptly authenticate and mail to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Company shall provide each holder of Notes the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        (c) Exceptions. The Company shall not be required to make a Change of
            ----------
Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Note applicable to a Change of Control Offer made by the Company and purchases this Note so long as it was validly tendered and not withdrawn under such Change of Control Offer.

        (d) Compliance With Law. The Company shall comply with the requirements
            -------------------
of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     6.  Conversions.
         -----------

        (a)  Mandatory Conversion into Conversion Stock.
             ------------------------------------------

           (i) At any time during the Effective Period, the Company may require the conversion of all of the outstanding principal amount of this Note into shares of Conversion Stock of the Company immediately upon consummation of a firm commitment underwritten Qualified Public Offering. On the consummation of such Qualified Public Offering, the outstanding principal amount of this Note shall be automatically converted into a number of shares of Conversion Stock (excluding any fractional shares) determined by dividing such outstanding principal amount by the Conversion Price then in effect. If a Qualified Public Offering occurs during the Effective Period, the holder of this Note shall (A) be deemed to waive the payment of any accrued but unpaid interest on the outstanding principal amount of this Note and (B) return all Additional Notes issued hereunder and all cash interest paid in respect of this Note and any Additional Notes to the Company for cancellation and no principal amount or interest thereon shall be required to be repaid by the Company on such Additional Notes.

           (ii) Any such mandatory conversion shall only be effected at the time and subject to the closing of the sale of shares of Conversion Stock pursuant to a Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of the Notes at least seven days prior to such closing.

        (b)  Mandatory Conversion into Series C Preferred.
             --------------------------------------------

           (i) At any time during the Effective Period, the Company may require the conversion of all of the outstanding principal amount of this Note into shares of Series C Preferred of the Company immediately upon consummation of a Qualified Debt Offering. On the consummation of such Qualified Debt Offering, the outstanding principal amount of this Note plus all accrued and unpaid interest hereon shall be automatically converted into a number of shares of Series C Preferred (excluding any fractional shares) determined by dividing such outstanding principal amount plus all accrued and unpaid interest hereon by the Series C Preferred Liquidation Value.

           (ii) Any such mandatory conversion shall only be effected at the time and subject to the closing of the sale of debt securities pursuant to a Qualified Debt Offering and upon written notice of such mandatory conversion delivered to all holders of the Notes at least seven days prior to such closing.

        (c)  Optional Conversion.
             -------------------

           (i)  At any time and from time to time prior to the payment of this
Note in full, the holder of this Note may convert all or any portion of the outstanding principal amount of this Note plus accrued and unpaid interest hereon into a number of shares of Conversion Stock (excluding any fractional shares) determined by dividing the amount designated by such holder to be converted by the Conversion Price then in effect.

           (ii) Each such conversion of this Note shall be deemed to have been effected as of the close of business on the date on which this Note has been surrendered, in person or by courier, at the principal office of the Company together with a letter from the holder hereof designating the amount of the Note to be converted. At such time as such conversion has been effected, the rights of the holder of this Note as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

        (d)  Conversion Procedures.
             ---------------------

           (i) As soon as possible after a conversion has been effected, the Company shall deliver to the converting holder:

               (A) a certificate or certificates representing the number of shares of Conversion Stock or Series C Preferred (excluding any fractional share), as the case may be, issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has reasonably specified;

               (B) if required by the terms of this Note, payment in an amount equal to the sum of all accrued interest with respect to the principal amount converted, which has not been paid prior thereto, plus the amount payable under subparagraph (D) below;

               (C) a new Note representing any portion of the principal amount which was represented by the Note surrendered to the Company in connection with such conversion but which was not converted; and

               (D) if any fractional share of Conversion Stock or Series C Preferred, as the case may be, would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the Conversion Price or the Series C Preferred Liquidation Value, as the case may be, of such fractional share as of the date of such conversion.

           (ii) The issuance of certificates for shares of Conversion Stock or Series C Preferred, as the case may be, upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock or Series C Preferred, as the case may be. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock or Series C Preferred, as the case may be, issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

           (iii) The Company shall not close its books against the transfer of Conversion Stock or Series C Preferred, as the case may be, issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.

           (iv) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock or Series C Preferred, as the case may be, solely for the purpose of issuance upon the conversion of the Notes, such number of shares of Conversion Stock or Series C Preferred, as the case may be, issuable upon the conversion of all outstanding Notes. All shares of Conversion Stock or Series C Preferred, as the case may be, which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges except those contemplated by the Purchase Agreement, the Stockholders Agreement and the Registration Agreement. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock or Series C Preferred, as the case may be, may be so issued without violation of any applicable law or governmental regulation.

     7.  Conversion Prices.
         -----------------

        (a) Conversion Price for Conversion Stock. The initial Conversion Price
            -------------------------------------
for shares of Conversion Stock (the "Conversion Price") shall be $1.45. Subject to paragraph 7(e), if and whenever on or after the original date of issuance of this Note the Company issues or sells, or in accordance with paragraph 7(c) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such time, the Conversion Price shall be reduced to the Conversion Price determined by dividing (A) an amount equal to the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) (i) the consideration, if any, received by the Company upon such issue or sale and (ii) the consideration, if any, payable to the Company upon the exercise of any Options (as defined in paragraph 7(c)(i)) or upon the conversion or exchange of any Convertible Securities (as defined in paragraph 7(c)(i)), by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided that no adjustment shall be made in the Conversion Price as a result of (i) any issuance or sale (or deemed issuance or sale) of 2,307,972 shares of Common Stock to directors, officers, employees and consultants of the Company pursuant to stock option plans or stock ownership plans so long as the price of such Options is not less than the Conversion Price then in effect (including any change in the issue price of any options issued under such plans so long as the issue price is not less than the Conversion Price then in effect) (as adjusted for stock splits, stock dividends and similar recapitalizations) or (ii) the issuance of shares of Convertible Securities or Common Stock as dividends or interest in respect of any shares of Preferred Stock or the Notes, respectively.

        (b) Conversion Price for Series C Preferred. The initial Conversion
            ---------------------------------------
Price for shares of Series C Preferred shall be $1.45 as set forth in the Company's Certificate of Incorporation.

        (c) Effect on Conversion Price of Certain Events. For purposes of
            --------------------------------------------
determining the adjusted Conversion Price under paragraph 7(a), the following shall be applicable:

           (i) Issuance of Rights or Options. If the Company in any manner
               -----------------------------
grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

           (ii) Issuance of Convertible Securities. If the Company in any manner
                ----------------------------------
issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common

Stock is issuable" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph 7(c), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

           (iii) Change in Option Price or Conversion Rate. If the purchase
                 -----------------------------------------
price provided for in any Option, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Securities is convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment of the Conversion Price would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Notes.

           (iv)  Treatment of Expired Options and Unexercised Convertible
                 --------------------------------------------------------
Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Notes.

           (v) Calculation of Consideration Received. If any Common Stock,
               -------------------------------------
Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the holders of at least a majority of the aggregate principal amount of the Notes then outstanding. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of the aggregate principal amount of the Notes then outstanding. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

           (vi)   Integrated Transactions. In case any Option is issued in
                  -----------------------
connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for a consideration of $.01.

           (vii)  Treasury Shares. The number of shares of Common Stock
                  ---------------
outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

           (viii) Record Date. If the Company takes a record of the holders of
                  -----------
Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

        (d)  Change in Conversion Price on Sale of U.S. Assets. As more fully
             -------------------------------------------------
described below, the Conversion Price shall also be reduced if, by March 31, 1998, the Company shall not have received $3,500,000 in aggregate net cash sale proceeds (the "Threshold Amount") from the sale or other disposition of all or a portion of the Company's or its Subsidiaries' United States wireless communications businesses and assets (the "U.S. Assets") by the application of the following formula:

                        CPE *(1-(Threshold Amount-NSP))
                                 --------------------
                                     25,000,000
where:

CPE = the Conversion Price then in effect.

Threshold Amount = 3,500,000.

NSP = the aggregate net cash sale proceeds received by the Company and its Subsidiaries on the sale or other disposition of the U.S. Assets less any liabilities retained by the Company and its Subsidiaries related to the U.S. Assets that were sold or disposed; provided that in the event the Company and its Subsidiaries have received 80% of the Threshold Amount in cash from the sale or other disposition of the U.S. Assets, then any amounts payable in cash which are held back by the purchasers of such U.S. Assets solely pending governmental approval of such sale or disposition, shall be taken into account in the calculation of the aggregate net sale proceeds received.

If the Company and its Subsidiaries receive the Threshold Amount or more, no adjustment in the Conversion Price shall occur as a result of the sale or other disposition of the U.S. Assets. In no event shall the Conversion Price obtained by application of this paragraph 7(d) be reduced to less than $1.25.

        (e) Change in Conversion Price on Certain Capital Raisings. If, after
            ------------------------------------------------------
the original date of issuance of this Note, the Company issues or sells or, in accordance with paragraph 7(c) is deemed to have issued or sold, any shares of Common Stock, for a consideration per share (the "Per Share Trigger Price") less than $1.93, the Conversion Price shall be reduced to the Conversion Price which is the lesser of (i) 25% less than the Per Share Trigger Price but in no event less than $1.25 or (ii) the Conversion Price obtained by application of paragraph 7(a); provided that this paragraph 7(e) shall only apply to the next $7,500,000 in aggregate capital raisings by the Company occurring after the date of this Note.

        (f) Subdivision or Combination of Common Stock. If the Company at any
            ------------------------------------------
time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

        (g) Reorganization, Reclassification, Consolidation, Merger or Sale. Any
            ---------------------------------------------------------------
recapitalization, reorganization, reclassification, consolidation, merger, any sale of all or substantially all of the Company's assets to another Person or other transaction effected in such a manner so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of such Organic Change, the Company shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the aggregate principal amount of the Notes then outstanding) to insure that each of the holders of the Notes shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Note, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted the Note immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provision (in form and substance satisfactory to the holders of a majority of the aggregate principal amount of the Notes then outstanding) to insure that the provisions of this paragraph 7 and paragraphs 8 and 9 shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of the Notes, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the aggregate principal amount of the Notes then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

        (h) Certain Events. If any event occurs of the type contemplated by the
            --------------
provisions of this paragraph 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Notes; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this paragraph 7 or decrease the number of shares of Conversion Stock issuable upon conversion of the Notes then outstanding.

        (i)  Notices.
             -------

           (i) Immediately upon any adjustment of the Conversion Price, the Company shall send written notice thereof to the holder of this Note, setting forth in reasonable detail and certifying the calculation of such adjustment.

           (ii) The Company shall send written notice to the holder of this Note at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

           (iii) The Company shall also give at least 20 days prior written notice of the date on which any Organic Change, dissolution or liquidation shall take place.

     8. Liquidating Dividends. If the Company declares a dividend upon the
        ---------------------
Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the holders of the Notes at the time of payment thereof, in addition to the principal amount and any accrued interest hereon, the Liquidating Dividend which would have been paid to the holder of this Note on the Conversion Stock had this Note been fully converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     9. Purchase Rights. If at any time the Company grants, issues or sells any
        ---------------
Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of the Notes shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     10. Voting Rights. The holder of this Note shall be entitled to notice of
         -------------
all stockholders meetings in accordance with the Company's bylaws and, except as otherwise required by law, the holders of the Notes shall be entitled to vote or act by written consent on all matters submitted to stockholders for a vote together with the holders of Common Stock and Preferred Stock voting together as a single class with (a) each share of Common Stock entitled to one vote per share, (b) each share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon the conversion of the Preferred Stock at the time the vote is taken and (c) each Note entitled to the number of votes equal to the number of shares of Conversion Stock issuable upon the full conversion of the outstanding principal amount of such Note at the time the vote is taken.

     11. Amendment and Waiver. Except as otherwise expressly provided herein,
         --------------------
the provisions of the Notes may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least a majority of the outstanding principal amount of the Notes; provided that no such action shall change (i) the rate at which or the manner in which interest accrues on the Notes or the times at which such interest becomes payable, (ii) any provision relating to the scheduled payments or prepayments of principal on the Notes, (iii) the Conversion Price of the Notes or the number of shares or the class of stock into which the Notes are convertible, or (iv) the provisions set forth in paragraph 4(b), without the written consent of the holders at least 75% of the outstanding principal amount of the Notes.

     12.  Registration of Transfer; Transfers.
          -----------------------------------

        (a) The Company shall keep at its principal office a register for the registration of the Notes. Upon the surrender of any Note at such place, the Company shall, at the request of the record holder of such Note, execute and deliver (at the Company's expense) a new Note in exchange therefor representing the aggregate outstanding principal amount represented by the surrendered Note. Each such new Note shall be registered in such name and shall represent the then outstanding principal amount as is requested by the holder of the surrendered Note and shall be substantially identical in form to the surrendered Note.

        (b) The holder of this Note represents and warrants that no transfer of this Note may occur without a transfer of all Additional Notes, if any, issued hereunder.

     13.  Replacement.  Upon receipt of evidence reasonably satisfactory to the
          -----------
Company (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such Note, the Company shall (at its expense) execute and deliver in lieu of such Note, a new Note of like kind representing the then outstanding aggregate principal amount of the Note represented by such lost, stolen, destroyed or mutilated Note and dated the date of such lost, stolen, destroyed or mutilated Note.

     14. Definitions. For purposes of the Notes, the following capitalized terms
         -----------
have the following meaning.

     "Additional Notes" means Notes issued hereunder at the option of the
      ----------------
Company having identical terms to this Note except that no Additional Note may be transferred except in connection with a permitted transfer of this Note.

     "Change of Control" means the occurrence of any of the following in one
      -----------------
transaction or series of related transactions: (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is defined in Section 13(d)(3) of the Exchange Act), or "group" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50.1% of the Voting Stock of the Company (measured by voting power rather than number of shares); (ii) the Company consolidates with, or merges with or into, another "person" (as defined above) or "group" (as defined above) in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock of the surviving or transferee corporation and (B) the "beneficial owners" (as defined above) of the outstanding Voting Stock of the Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the total outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Common Stock" means, collectively, the Company's Common Stock, par value
      ------------
$.01 per share and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

     "Common Stock Deemed Outstanding" means, at any given time, the number of
      -------------------------------
shares of Common Stock actually outstanding at such time, plus (i) the number of shares of Common Stock which would be issued upon exercise of all of the Company's outstanding Options and (ii) the number of shares of Common Stock which would be issued upon conversion or exchange of all of the Company's outstanding Convertible Securities (including Convertible Securities issuable upon exercise of Options).

     "Continuing Directors" means, as of any date of determination, any member
      --------------------
of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or
(iii) became a member of the Board of Directors as a result of being designated by a stockholder pursuant to, and in accordance with, the terms of Section 1 of the Second Amended and Restated Stockholders Agreement dated as of the date hereof between the Company and certain investors.

     "Conversion Stock" means shares of the Company's Common Stock; provided
      ----------------
that if there is a change such that the securities issuable upon conversion of the Notes are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of this Note if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from
      ------------
time to time.

     "Indebtedness" means all indebtedness for borrowed money (including
      ------------
purchase money obligations), all indebtedness under revolving credit arrangements, all capitalized lease obligations and all guarantees of any of the foregoing.

     "Market Price" of any security means the average of the closing prices of
      ------------
such security's sales on all securities exchanges on which such security may at the time be listed or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case, averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the holders of at least a majority of the outstanding principal amount of the Notes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the holders of at least a majority of the outstanding principal amount of the Notes. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Preferred Stock" means the Series A Preferred, the Series B Preferred and
      ---------------
the Series C Preferred.

     "Principals" means any of William J. Elsner, Jeff E. Rhodes, Bernard G.
      ----------
Dvorak, Stephen W. Schovee, Robert F. McKenzie, Steven C. Haldstedt, Adam Goldman, William Sprague, Michael N. Simkin, William Stanfill, Prudential Bache Capital Partners II, L.P., The Centennial Funds, Prudential Securities Incorporated, The Roman Arch Fund, L.P., and the Roman Arch Fund, II, L.P.

     "Public Offering" means any offering by the Company of its equity
      ---------------
securities to the public pursuant to an effective registration statement under the Securities Act, or any comparable statement under any similar federal statute then in force; provided that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

     "Qualified Debt Offering" means the sale of debt securities by the Company
      -----------------------
resulting in aggregate proceeds (after taking into account underwriting discounts and commissions) of at least $50,000,000 being received by the Company; provided that a Qualified Debt Offering shall include the sale of debt securities by the Company to a syndicate of investors led by Merrill Lynch Pierce Fenner & Smith (the "ML Offering") so long as (i) the aggregate gross proceeds is at least $30,000,000 (ii) the proceeds from the ML Offering will be used in connection with the Company's wireless communications and ancillary activities in Latin America for the period of nine months from the date hereof unless 75% of the holders of the Notes (or the shares of Series C Preferred) otherwise agree, and (iii) such sale occurs no later than January 31, 1998.

     "Qualified Public Offering" means the sale, in an underwritten Public
      -------------------------
Offering registered under the Securities Act, of shares of the Company's Common Stock in which (i) the aggregate proceeds (after taking into account underwriting discounts and commissions) received by the Company for the shares is at least $20,000,000 and (ii) the price per share paid by the public is at least $6.00 (as adjusted for stock splits, reverse stock splits, stock dividends and similar recapitalizations).

     "Related Party" with respect to any Principal means (i) any controlling
      -------------
stockholder, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consists of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time.

     "Series A Preferred" means the Company's Series A Preferred Stock, par
      ------------------
value $.01 per share.

     "Series B Preferred" means the Company's Series B Preferred Stock, par
      ------------------
value $.01 per share.

     "Series C Preferred" means the Company's Series C Preferred Stock, par
      ------------------
value $.01 per share.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

     "Voting Stock" of any Person as of any date means the capital stock or
      ------------
other securities of such Person that is at the time entitled to vote in the election of the board of directors, managers or trustees of such Person.

     15.  Put Option.
          ----------

        (a) Sale Transaction. If, at any time during the term of this Note, the
            ----------------
Company and its Subsidiaries operating in the Republic of Peru sell, dispose or otherwise transfer "control" (a "Sale Transaction") of 100 or more of their specialized mobile radio channels for the City of Lima/Province of Callao (the "Peruvian Channels"), then any holder of Notes having an aggregate principal amount of $1,000,000 or more may, at the option of such holder, require the Company to redeem all or part of such holder's Note or Notes plus all accrued but unpaid interest thereon. For purposes of this paragraph 15, "control" shall mean the transfer of more than 50% of the voting power of any Subsidiary owning the Peruvian Channels or the sale of more than 50% of the power to direct or cause the direction of the management or disposition of the Peruvian Channels.

        (b) Within 20 days following any Sale Transaction, the Company shall mail a notice to each holder stating: (i) that the Sale Transaction has occurred and that all Notes tendered pursuant to this paragraph 15 will be accepted for payment; (ii) the payment date, which shall be no earlier than 15 days and no later than 30 days from the date such notice is mailed (the "Sale Payment Date"); (iii) that any Note not tendered will continue to accrue interest; (iv) that holders electing to have any of the Notes purchased pursuant to this paragraph 15 will be required to surrender the Notes, with a completed form entitled "Option of Holder to Elect Purchase" mailed by the Company with the notice of Sale Transaction, to the Company at the address specified in the notice prior to the close of business on the third business day preceding the Sale Payment Date; (v) that the holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the second business day preceding the Sale Payment Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have the Notes purchased; and (vi) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof.

        (c) Payment. On the Sale Payment Date, the Company shall, to the extent
            -------
lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the offer made pursuant to this paragraph 15 and (ii) deposit in an account an amount equal to the payment to be made in respect of all Notes or portions thereof so tendered. The Company shall promptly mail to each holder of the Notes so tendered the required payment for such Notes, and the Company shall promptly authenticate and mail to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof.

     16. Cancellation. After all principal and accrued interest at any time owed
         ------------
on this Note has been paid in full or after conversion of this Note as set forth herein, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

     17. Place of Payment. Payments of principal of, and interest on, this Note
         ----------------
are to be delivered to the registered holder hereof at the address set forth in the register of Notes maintained by the Company.

     IN WITNESS WHEREOF, the Company has executed and delivered this Note on October __, 1997.

                                            CENTENNIAL COMMUNICATIONS CORP.

Attest
                                            By:_______________________
                                            Name:_____________________
_____________________                       Title_____________________

                                   EXHIBIT B
                            REGISTRATION AGREEMENT

                                   EXHIBIT C
                              OPINIONS OF COUNSEL

                                January 15, 1998



Merrill Lynch Global Allocation Fund, Inc.
800 Scudders Mill Road
Plainsboro, NJ 08536

Ladies and Gentlemen:

     We have acted as counsel for Centennial Communications Corp., a Delaware corporation (the "Company"), in connection with the sale to you of Ten Million Dollars ($10,000,000) in Convertible Subordinated Notes due 2006 (the "Notes") pursuant to the Purchase Agreement dated January 15, 1998, between the Company and you (the "Purchase Agreement").

     We are rendering this opinion pursuant to Section 2E of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used herein have the respective meanings given to them in the Purchase Agreement.

     In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

     (a)  the Purchase Agreement;

     (b) the Third Amended and Restated Registration Agreement (the "Registration Agreement");

     (c)  the Notes;

     (d)  the Escrow Agreement; and

     (e) the Collateral Pledge Agreement dated January 15, 1998 between the Company and State Street Bank and Trust Company (the "Pledge Agreement").

The Registration Agreement, the Pledge Agreement, the Escrow Agreement and the Notes are referred to collectively as the "Operative Agreements."

Merrill Lynch Global Allocation Fund, Inc.
January 15, 1998
Page 2

     Without any verification by us, we have assumed the following for purposes of rendering the opinions expressed below:

     (a) The accuracy and completeness of all representations and warranties of the Company and schedules contained in the Purchase Agreement and the Operative Agreements with respect to the factual matters set forth therein, and that the certificates of certain officers of the Company delivered to you in connection with the transactions contemplated by the Purchase Agreement and the Operative Agreements with respect to the factual matters set forth therein, are true and correct in all material respects;

     (b) All parties to the Purchase Agreement and the Operative Agreements (other than the Company) are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform their duties under such documents and all such documents have been duly authorized, executed and delivered by such parties and that such documents constitute legal, valid and binding obligations of such parties, enforceable against them in accordance with their terms;

     (c) The proceeds of the Notes have been funded by the Purchasers in accordance with the terms of the Purchase Agreement and the proceeds of the Notes will be used by the Company in compliance with the terms of the Purchase Agreement;

     (d) The accuracy of the representations and warranties made by the Purchaser in the Purchase Agreement;

     (e) That the Purchaser is domiciled and has its principal place of business in the United States;

     (f) That the Purchaser is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act");

     (g) That the Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Notes, that the Company believes this to be the case, and that the Purchaser is able to bear the economic risks of such investment;

     (h) That the Purchaser has had effective access to (by means of the amount being invested and otherwise), and the Company has made available, such additional information, if

Merrill Lynch Global Allocation Fund, Inc.
January 15, 1998
Page 3

any, concerning the Company as the Purchaser has considered necessary in connection with its investment decision to acquire the Notes;

     (i) That the Purchaser is not acquiring the Notes with a view to any resale, distribution or other disposition of the Notes that would violate the Securities Act or the securities law of any State of the United States or any other applicable jurisdiction;

     (j) That no person has or will offer or sell the Notes by, or otherwise engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes; and

     (k) That neither the Company nor anyone acting on its behalf has offered or sold or will offer or sell any of the securities of the Company, or has solicited or will solicit any offer to acquire securities of the Company, if the sale of the Notes would be integrated with such offer, sale or acquisition as a single offering for purposes of the Securities Act.

     We have also assumed for purposes of this opinion the genuineness of signatures and the authority of persons signing agreements on behalf of parties thereto other than the Company, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents submitted to us as certified, conformed or photostatic copies.

     We have further assumed the accuracy, completeness and authenticity of certificates of public officials, that all individuals executing and delivering documents in their individual capacities have the legal capacity to so execute and deliver; and that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement and the Operative Agreements that would modify or interpret the terms of the Purchase Agreement or the Operative Agreements or the respective rights or obligations of the parties thereunder.

     As to certain factual matters, we have relied upon the certificate of the Chief Financial Officer of the Company attached hereto (the "Certificate") and have not sought independently to verify such matters. Specifically, we have not searched or reviewed any litigation docket in any U.S. Federal or State court to determine whether the Company is involved in any governmental or other legal proceeding. With respect to our opinions expressed in paragraph 3 below, we have relied solely upon the Certificate to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable resolutions of the Board of

Merrill Lynch Global Allocation Fund, Inc.
January 15, 1998
Page 4

Directors and any plan or agreement relating to the issuance of such shares, and we have not undertaken any independent verification with respect thereto.

     As used herein, the phrases "to our knowledge" or "known to us" mean that in rendering the opinion so qualified, we are relying upon the Certificate with respect to the factual basis for such opinion, and that in the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such information has come to the attention of the attorneys in the firm who had significant responsibility for rendering legal services to the Company. We have not made any independent investigation to determine the accuracy of such information.

     We do not express any opinion herein as to any matters governed by laws other than the laws of the State of Colorado, the General Corporation Law of the State of Delaware, with respect to paragraphs 5 and 6 of this opinion only, the laws of the State of New York, with respect to paragraph 7 of this opinion only, the Uniform Commercial Code of the State of New York, and the Federal laws of the United States of America (excluding the Communications Act of 1934, as amended by the Telecommunications Act of 1996 or the rules, regulations and written policies of the FCC, collectively referred to herein as "U.S. Telecommunications Law"). We express no opinion as to whether the laws of a particular jurisdiction apply, and no opinion as to the extent that laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any anti-fraud law, rule or regulation relating to securities or to the sale or issuance thereof.

     Based upon and subject to the foregoing, and the qualifications and limitations set forth below, we are of the opinion that:

     1. Each of the Company and SMR Direct USA, Inc. ("USA") is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business. The Company is qualified to do business and is in good standing under the laws of the State of Colorado. With the exception of USA, the Company has no subsidiaries incorporated under any law of any State of the United States of America.

     2. All of the outstanding shares of capital stock of USA have been duly authorized, validly issued, and are fully paid and nonassessable and, to our knowledge in reliance upon the Certificate, are wholly-owned by the Company directly, free and clear of any security interest, lien, adverse claim, equity or other encumbrance.

Merrill Lynch Global Allocation Fund, Inc.
January 15, 1998
Page 5

     3. All the shares of capital stock of the Company outstanding prior to the issuance of the Notes have been duly authorized, validly issued and are fully paid and nonassessable and, to our knowledge in reliance upon the Certificate, are not subject to any preemptive rights except as set forth in the Second Amended and Restated Stockholders Agreement dated October 3, 1997 between the Company and the Investors listed therein and the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate").

     4. The Company has full corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the Operative Agreements and to consummate the transactions contemplated by the Purchase Agreement and the Operative Agreements and to issue, sell and deliver the Notes pursuant to the Purchase Agreement.

     5. Each of the Purchase Agreement, the Registration Agreement, the Escrow Agreement and the Pledge Agreement has been duly authorized, validly executed and delivered by the Company. The Registration Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and, subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); provided that we express no opinion as to the enforceability of Section 8 of the Registration Agreement. Each of the Purchase Agreement, the Escrow Agreement and the Pledge Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and, subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); provided that we express no opinion as to the enforceability of Section 16, the indemnification provisions set forth in Section 19.15 and Section 19.19 (viii) of the Pledge Agreement.

     6. The Notes have been duly authorized by the Company and when executed in accordance with the terms of the Purchase Agreement and, upon delivery to the Purchasers against payment therefor in accordance with the Purchase Agreement and the terms of the Notes, the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Merrill Lynch Global Allocation Fund, Inc.
January 15, 1998
Page 6

     7. The Pledge Agreement creates a valid security interest in the Pledged Collateral (as defined in the Pledge Agreement) covered thereby to the extent that Article 9 of the Uniform Commercial Code of the State of New York (the "Code") is applicable thereto, securing payment of the Obligations (as defined in the Pledge Agreement). Assuming ownership by the Company of the Pledged Collateral and that the Collateral Agent has taken the Pledged Stock in good faith without notice (actual or constructive) of any adverse claim within the meaning of the Code, the Pledge Agreement, together with delivery of any Pledged Collateral represented by certificates to the Collateral Agent in the State of New York, together with an endorsement in blank, will result in the creation and perfection of such security interest in such Pledged Collateral to the extent that Article 9 of the Code is applicable, assuming the continuous possession of such certificates thereafter in the State of New York by the Collateral Agent. Our opinion in this paragraph 7 is subject to the following qualifications:

     (i) in the case of "proceeds" (as such term is defined in Section 9-306 of the Code), continuation of perfection of the Collateral Agent's security interest therein is limited to the extent set forth in
          Section 9-306 of the Code; and

     (ii) in the case of property that becomes Pledged Collateral after the date hereof, Section 5552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

No filings or recordings are required under New York law in order to perfect the security interest in the Pledged Collateral pursuant to the Pledge Agreement.

     8. The shares of Common Stock to be issued on conversion of the Notes have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Notes, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable and the issuance of the Common Stock will not be subject to any preemptive rights which have not been previously waived.

     9. Except as set forth in the Schedules to the Purchase Agreement, the execution and delivery of the Purchase Agreement and the Operative Agreements by the Company and the offer and sale of the Notes pursuant to the Purchase Agreement (a) do not violate any provision of the Company's Restated Certificate or Bylaws, and do not constitute a default by the Company under the provisions of any agreement which is set forth on Exhibit C to the

Merrill Lynch Global Allocation Fund, Inc.
January 15, 1998
Page 7

Certificate, except for the agreements referred to in items 11, 14, 15, 19, 20, 21, 22, 23, 38, 39, 40, and 41 of such Exhibit C, which have previously been waived, and (b) do not violate or contravene (i) the General Corporation Law of the State of Delaware, any Federal law of the United States of America (other than U.S. Telecommunications Law, as to which we express no opinion) or any Colorado statute, rule or regulation applicable to the Company or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we have knowledge.

     10. Except as set forth in the Schedules to the Purchase Agreement, to our knowledge, based solely upon our review of the Certificate, there is no action, proceeding or investigation pending or overtly threatened against the Company before any state court or state administrative agency in the State of Colorado or the State of Delaware or any United States Federal court or agency.

     11. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with, any Federal, State of Colorado, or State of Delaware governmental body required for the consummation by the Company of the transactions contemplated by the Purchase Agreement (except as may be required under the securities or Blue Sky laws of various jurisdictions or except as may be required under U.S. Telecommunications Law, as to which we express no opinion), have been made or obtained, except (a) as set forth in the Schedules to the Purchase Agreement, (b) the filing of an amendment to the Company's Restated Certificate which will occur on the date hereof, and (c) and except for the filing of a Form D with the U.S. Securities and Exchange Commission and the Colorado Division of Securities.

     12. No registration of the Notes under the Securities Act is required for the sale of the Notes to the Purchaser as contemplated by the Purchase Agreement, assuming the accuracy of the Purchaser's representations set forth in the Purchase Agreement and those of the Company in the Purchase Agreement and compliance by them with their respective agreements contained in the Purchase Agreement (it being understood that no opinion is being expressed as to any resale of the Notes by any person).

     13. To our knowledge, no holder of any security of the Company or any of the Subsidiaries has any right to request or demand any registration of shares of Common Stock or any other security of the Company or any of its Subsidiaries because of the consummation of the transactions contemplated by the Purchase Agreement, the Warrant Agreement, the Notes or the Registration Agreement.

Merrill Lynch Global Allocation Fund, Inc.
January 15, 1998
Page 8

     The opinions expressed herein are subject to the qualifications that certain provisions of the Pledge Agreement are or may be unenforceable in whole or in part, but, in our opinion, the inclusion of such provisions does not affect the validity of the Pledge Agreement, and the Pledge Agreement contains remedies which, if properly invoked, are adequate for the practical realization of the principal legal benefits afforded thereby, except for the economic consequences of any judicial, administrative, or other procedural delay which may be imposed by, relative to, or result from any applicable law.

     Our opinions are based upon the Federal laws of the United States (excluding U.S. Telecommunications Law), the General Corporation Law of the State of Delaware, the laws of the State of Colorado, with respect to paragraphs 5 and 6 of this opinion only, the laws of the State of New York, and with respect to paragraph 7 of this opinion only, the Uniform Commercial Code of the State of New York, and case decisions as of this date and upon facts known to us as of this date; we expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or in any event or change of condition occurring subsequent to the date of this opinion.

     The opinions expressed herein are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is provided as a legal opinion only, effective as of the date hereof, and not as a guaranty or warranty of the matters discussed herein.

     This opinion is furnished to you solely for your benefit and may not be made available to or relied upon by any other person, firm or entity without our prior written consent.

                              Very truly yours,

                              HOLLAND & HART LLP

[LETTERHEAD OF ESTUDIO FERNANDEZ PORTOCARRERO, CANELO & ASOCIADOS APPEARS HERE]

Lima,

Messrs.
Salomon Brothers Inc.
Prudential Securities Incorporated
c/o Salomon Brothers Inc.
388 Greenwich St.
New York, NY
U.S.A.
------

Merrill Lynch Global Allocation Fund, Inc.
800 Scudders Mill Road
Plainsboro, N.J. 08536


Ladies and Gentlemen:

We act as Peruvian counsel to CCC Holdings Peru SRLtda., SMR Direct Peru SRLtda., Pompano SRLtda., Telecom Supply SRLtda., C-Comunica SRLtda., Transnet del Peru S.A. (collectively, the "Peru Corporations"), Centennial Communications Corp. ("the Company"), SMR Direct Cayman Corp. and Centennial Cayman Corp. This opinion is being given pursuant to section 7 (h) of the Purchase Agreement by and between the Company, Salomon Brothers Inc. and Prudential Securities Incorporated, dated January 12, 1998, (the "Agreement"). Capitalized terms into otherwise defined herein shall have the meaning set forth in the Agreement.

A. Basis of Opinion

As the basis for the conclusions expressed in this opinion letter, we have examined, considered and relied upon the following:

1. The Agreement.

2. The Preliminary Offering Memorandum dated October 30, 1997, and the Offering Memorandum dated January 12, 1998, (collectively, the "Offering Memorandum").

    [LETTERHEAD OF FERNANDEZ, PORTOCARRERO, CANELO & ASOCIADOS APPEARS HERE]

3. The originals or photocopies, certified or otherwise of the corporate records of each of the Peru Corporations.

4. The Escritura de Constitucion and Estatutos of each of the Peru Corporations.

5. The concessions held by each of the Peru Corporations (the "Peru Licenses").

6. Such matters of law as we have considered necessary or appropriate for the expression of opinions expressed herein.

B. Assumptions

In rendering the opinions expressed below we have assumed and not verified the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies, certified or otherwise, and the authenticity of the originals of such latter documents.

C. Opinion

Based upon the foregoing it is our opinion that:

1. Each of the Peru Corporations is a corporation or limitada duly incorporated and validly existing under the laws of Peru with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

2. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Peru Corporations have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company indirectly through one or more of the Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

3. The statements under the caption "Business - Country-by-Country Operations - Peru - Regulatory and Legal Overview" in the Offering Memorandum, insofar as such statements constitute a summary of legal matters, proceeding or documents, are accurate in all material respects and present fairly the information set forth therein with respect to such legal matters, proceedings and documents.

4. The Peru Corporations hold the Peru Licenses authorizing the use of an aggregate of 144 800 MHz channels for the provision of SMR service.

5. The Peru Licenses have been validly issued and are in full force and effect. To our knowledge, except as set forth in the Offering Memorandum, the Peru Corporations are in material compliance with the Peru Licenses.

6. None of the Peru Corporations is subject to any proceeding, or to our knowledge, any pending or threatened complaint or investigation by or before
   (a) the Organization for

   [LETTERHEAD OF FERNANDEZ, PORTOCARRERO, CANELO & ASOCIADOS APPEARS HERE]

   Supervision of Private Investments in Telecommunications or (b) the Ministry of Transportation, Communications, Housing and Construction.

7. To our knowledge, none of the Peru Corporations is in violation in respect of its respective Escritura de Constitucion, Estatutos or other organizational documents.

8. To our knowledge, there are no legal or governmental proceedings, domestic or foreign, pending against or affecting the Peru Corporations or to which any of their respective properties is subject, that are not disclosed in the Offering Memorandum.

9. None of (a) the issuance, offer, sale or delivery of the Units, (b) the execution, delivery or performance of the Agreement or the other Operative Documents, or (c) the consummation by the Company of the transactions contemplated thereby, (i) requires any consent, approval, authorizations or other order of, or registration or filing with, any Peruvian court, regulatory body, administrative agency or other governmental body, agency or official, (ii) conflicts with or constitutes a breach of, or a default under, the Estatutos of any of the Peru Corporations, (iii) violates any Peruvian statute law, regulation or filing applicable to the Peru Corporations or any of their respective properties; (iv) violates any judgment, injunction, order or decree applicable to the Peru Corporations or any of their respective properties, (v) will result in the imposition of any lien, charge or encumbrance upon any property or assets of the Peru Corporations pursuant to the terms of any agreement, or instrument to which any of them is a party or to which any of them may be bound or to which any of the property or assets of any of them is subject, except for such creations and impositions as would not have, individually or in the aggregate, a Material Adverse Effect or (vi) violates the terms of any Peru Licenses.

In giving the foregoing opinions, we express no opinion other than as to the laws of the Republic of Peru.

Very Truly Yours,

/s/ Eduardo Benavides

Eduardo Benavides
Senior Partner

                                   EXHIBIT D
                               PLEDGE AGREEMENT

                                   EXHIBIT E
                               ESCROW AGREEMENT

                                   EXHIBIT F
                                   INDENTURE

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE I PURCHASE AND SALE
 Section 1.1 Authorization and Closing................................................................................1
             -------------------------
  A. Authorization of the Notes.......................................................................................1
     --------------------------
  B. Purchase and Sale of the Notes...................................................................................1
     ------------------------------
  C. The Closing......................................................................................................1
     -----------
ARTICLE II CONDITIONS TO CLOSING......................................................................................2
 Section 2.1 Conditions of Each Purchaser's Obligations at the Closing................................................2
             ---------------------------------------------------------
  A. Representations and Warranties...................................................................................2
     ------------------------------
  B. Registration Agreement...........................................................................................2
     ----------------------
  C. Sale of the Notes to Each Purchaser..............................................................................2
     -----------------------------------
  D. Blue Sky Clearances..............................................................................................2
     -------------------
  E. Opinion of Counsels..............................................................................................2
     -------------------
  F. Pledge Agreement.................................................................................................2
     ----------------
  G. Escrow Agreement.................................................................................................3
    -----------------
  H. Closing Documents................................................................................................3
     -----------------
  I. Proceedings......................................................................................................4
     -----------
  J. Amendment to Existing Purchase Agreements........................................................................4
     -----------------------------------------
  K. Expenses.........................................................................................................4
     --------
  L. Closing of Senior Notes Transaction..............................................................................4
     -----------------------------------
ARTICLE III COVENANTS.................................................................................................4
 Section 3.1 Covenants................................................................................................4
             ---------
  A. Financial Statements and Other Information.......................................................................4
     ------------------------------------------
  B. Inspection of Property...........................................................................................6
     ----------------------
  C. Attendance at Board Meetings.....................................................................................6
     ----------------------------
  D. Restrictions.....................................................................................................6
     ------------
  E. Affirmative Covenants...........................................................................................10
     ---------------------
  F. Compliance with Agreements......................................................................................11
     --------------------------
  G. Current Public Information......................................................................................11
     --------------------------
  H. Reservation of Common Stock.....................................................................................12
     ---------------------------
  I. Proprietary Rights..............................................................................................12
     ------------------
  J. Investments in United States Real Property Interests............................................................12
     ----------------------------------------------------
  K. Payment of Notes................................................................................................12
     ----------------
  L. Maintenance of Office...........................................................................................13
     ---------------------
  M. Compliance Certificate..........................................................................................13
     ----------------------
  N. Stay, Usury; Extension..........................................................................................14
     ----------------------
ARTICLE IV TRANSFER RESTRICTIONS.....................................................................................14
 Section 4.1 Transfer of Restricted Securities.......................................................................14
             ---------------------------------
  A. Exceptions to Transfer Restrictions.............................................................................14
     -----------------------------------
  B. Legend Removal..................................................................................................14
     --------------
ARTICLE V REPRESENTATION AND WARRANTIES..............................................................................15
 Section 5.1 Representations and Warranties of the Company...........................................................15
             ---------------------------------------------
  A. No Order or Decree; No Registration Required....................................................................15
     --------------------------------------------
  B. Disclosure......................................................................................................15
     ----------
  C. Status Report...................................................................................................15
     -------------
  D. Organization and Corporate Power................................................................................16
     --------------------------------
  E. Release.........................................................................................................16
     -------
  F. Capital Stock and Related Matters...............................................................................16
     ---------------------------------
  G. Subsidiaries; Investments.......................................................................................18
     -------------------------

  H. Authorization; No Breach......................................................... 18
     ------------------------
  I. Financial Statements............................................................. 19
     --------------------
  J. Absence of Undisclosed Liabilities............................................... 19
     ----------------------------------
  K. No Material Adverse Change....................................................... 20
     --------------------------
  L. Absence of Certain Developments.................................................. 20
     -------------------------------
  M. Assets........................................................................... 21
     ------
  N. Tax Matters...................................................................... 21
     -----------
  O. Contracts and Commitments........................................................ 22
     -------------------------
  P. Proprietary Rights............................................................... 23
     ------------------
  Q. Litigation, etc.................................................................. 25
     ---------------
  R. Brokers.......................................................................... 25
     -------
  S. Governmental Consent, etc........................................................ 25
     -------------------------
  T. Insurance........................................................................ 25
     ---------
  U. Employees and ERISA.............................................................. 26
     -------------------
  V. Compliance with Laws............................................................. 26
     --------------------
  W. Environmental Laws............................................................... 26
     ------------------
  X. Hazardous Material............................................................... 27
     ------------------
  Y. Compliance with Regulations G, T, U or X......................................... 27
     ----------------------------------------
  Z. Affiliated Transactions.......................................................... 27
     -----------------------
  AA. Disclosure...................................................................... 27
      ----------
  BB. Securities Compliance........................................................... 27
      ---------------------
  CC. Licenses........................................................................ 27
      --------
  DD. No Distribution................................................................. 28
      ---------------
  EE. Illegal Payments................................................................ 28
      ----------------
  FF. No Demand Registration.......................................................... 28
      ----------------------
  GG. Closing date.................................................................... 28
      ------------
ARTICLE VI RELEASE OF PLEDGE AND SUBORDINATION OF NOTES............................... 28
 Section 6.1 Triggering Event......................................................... 28
             ----------------
ARTICLE VII DEFINITIONS............................................................... 29
 Section 7.1 Definitions.............................................................. 29
             -----------
ARTICLE VIII MISCELLANEOUS............................................................ 33
 Section 8.1 Miscellaneous............................................................ 33
             -------------
  A. Expenses......................................................................... 33
     --------
  B. Remedies......................................................................... 33
     --------
  C. Purchaser=s Investment Representations........................................... 33
     --------------------------------------
  D. Consent to Amendments............................................................ 34
     ---------------------
  E. Survival of Representations and Warranties....................................... 35
     ------------------------------------------
  F. Successors and Assigns........................................................... 35
     ----------------------
  G. Severability..................................................................... 35
     ------------
  H. Counterparts; Facsimile.......................................................... 35
     -----------------------
  I. Descriptive Headings; Interpretation............................................. 35
     ------------------------------------
  J. Governing Law.................................................................... 35
     -------------
  K. Notices.......................................................................... 35
     -------
  L. Integration...................................................................... 36
     -----------
  M. Understanding Among the Purchasers............................................... 36
     ----------------------------------

                               LIST OF EXHIBITS



           Exhibit A  Form of Subordinated Secured Note
           Exhibit B  Registration Agreement
           Exhibit C  Opinions of Counsel
           Exhibit D  Pledge Agreement
           Exhibit E  Escrow Agreement             Exhibit F        Indenture


                         LIST OF DISCLOSURE SCHEDULES



Capitalization Schedule
Subsidiary Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Adverse Change Schedule
Developments Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Proprietary Rights Schedule
Litigation Schedule
Brokerage Schedule
Consents Schedule
Insurance Schedule
Compliance Schedule
Affiliated Transaction Schedule
Licenses Schedule

                            CAPITALIZATION SCHEDULE
                             TO PURCHASE AGREEMENT

                                                 NUMBER          EXERCISE         EXPIRATION
   OPTION HOLDERS*           GRANT DATE         OF SHARES      PRICE/SHARE           DATE
--------------------------------------------------------------------------------------------
Joanne Abel                      9/13/96          2,500             $1.45            9/12/06
                                 10/3/97            500             $1.45            10/2/07
Michael Aberle                   4/18/97         10,000             $1.45            4/17/07
                                 10/3/97         20,000             $1.45            10/2/07
Jorge Bado                       10/3/97         30,000             $1.45            10/2/07
Carlos Coello                    10/3/97         20,000             $1.45            10/2/07
Duncan Craighead                11/15/96          2,000             $1.45           11/14/06
                                 10/3/97          5,500             $1.45            10/2/07
Jeff Dunning                      7/8/96          7,500             $1.45             7/7/06
                                 10/3/97          5,500             $1.45            10/2/07
Bernard Dvorak                   1/17/97        125,000             $1.45            1/16/07
                                 10/3/97        125,000             $1.45            10/2/07
William Elsner                    6/7/96         20,000             $1.00             6/6/06
                                 12/1/96         80,000             $1.45           11/30/06
Mark Fetcenko                    3/15/96         30,000             $1.00            3/14/06
                                  7/8/96         10,000             $1.45             7/7/06
John Fullmer                     5/16/97         25,000             $1.45            5/15/06
                                 10/3/97         12,000             $1.45            10/2/07
Fred Gallart                     10/7/96         38,000             $1.45            10/6/06
                                 2/21/97         12,000             $1.45            2/20/07
                                 7/18/97         20,000             $1.45            7/17/07
                                 10/3/97        180,000             $1.45            10/2/07
Anne Haas                        3/15/96          7,708             $1.00            11/1/99
                                  7/8/96          3,688             $2.50            11/1/99
                                 2/21/97          1,208             $3.25            11/1/99
Dave Jardinico                   2/21/97          1,500             $1.45            2/20/07
                                 10/3/97          3,500             $1.45            10/2/07
Rafael Luces                     4/12/96         15,000             $1.00            4/11/06
                                  7/8/96          7,500             $1.45             7/7/06
                                 7/18/97         17,500             $1.45            7/17/07
                                 10/3/97         60,000             $1.45            10/2/07
Karl Maier                       9/13/96         20,000             $1.45            9/12/06
                                 10/3/97         50,000             $1.45            10/2/07


                                                 NUMBER          EXERCISE         EXPIRATION
   OPTION HOLDERS*           GRANT DATE         OF SHARES      PRICE/SHARE           DATE
--------------------------------------------------------------------------------------------
Robert Mancebo                   2/21/97         12,500             $1.45            2/20/07
                                 10/3/97         17,500             $1.45            10/2/07
Christian Manfre                 4/18/97          2,500             $3.25            4/17/07
John Marcolina                    7/8/96          3,000             $1.45             7/7/06
                                 10/3/97          7,000             $1.45            10/2/07
Gladys Martinez                  2/21/97            250             $1.45            2/20/07
                                 10/3/97          2,750             $1.45            10/2/07
Robert McKenzie                  1/12/96         20,000             $1.00            1/11/06
                                 1/17/97         30,000             $1.45            1/16/07
Allen Nelson                     2/21/97          5,000             $3.25            2/20/07
Miriam Quinn                     2/21/97          5,000             $1.45            2/20/07
                                 10/3/97         25,000             $1.45            10/2/07
Jeff Rhodes                      1/12/96        100,000             $1.00            1/11/06
                                  7/8/96         50,000             $2.50             7/7/06
                                 2/21/97         24,000             $3.25            2/20/07
Matt Riley                        7/8/96          1,000             $2.50             7/7/06
Debra Schneider                  10/7/96          5,000             $2.50            10/6/06
Michael Simkin                    7/1/97        500,000             $1.45            6/30/07
Vickie Van Buren                11/20/97          2,500             $1.45           11/19/07
Barbara Vonderheid                7/8/96         20,000             $1.00             7/7/06
                                  7/8/96         10,000             $1.45             7/7/06
                                 2/21/97         15,000             $1.45            2/20/07
                                 10/3/97         80,000             $1.45            10/2/07
Matt Zuschlag                    4/12/96         20,000             $1.00            4/11/06
                                  7/8/96         10,000             $1.45             7/7/06

                                              1,936,104
                                        ---------------

                              SUBSIDIARY SCHEDULE
                             TO PURCHASE AGREEMENT

1.    SUBSIDIARIES

SUBSIDIARY                             JURISDICTION                         STOCKHOLDERS
------------------------------------------------------------------------------------------------------------
SMR Direct USA, Inc.                Delaware            Centennial Communications Corp.: 100%
SMR Direct Cayman Corp.             Cayman Islands      Centennial Communications Corp.: 100%
Centennial Cayman Corp.             Cayman Islands      Centennial Communications Corp.: 100%
CCC Holdings Peru, S.R.L.           Peru                Centennial Cayman Corp.: 99%/1/
Centennial Cayman Corp.             Chile               Centennial Cayman Corp.: 99%/1/
Chile, Ltda.
Centennial Ecuador, S.A.            Ecuador             Centennial Cayman Corp.: 99%/1/
Centennial Telecomunicaciones       Venezuela           Centennial Cayman Corp.: 100%
de Venezuela, S.A.
SMR Direct Peru, S.R.L.             Peru                CCC Holdings Peru S.R.L.: 99%/2/
Brunacci Compania Ltda.             Ecuador             Centennial Ecuador S.A.: 100%
Pompano, S.R.L.                     Peru                CCC Holdings Peru, S.R.L.: 99%/2/
Telecom Supply, S.R.L.              Peru                CCC Holdings Peru, S.R.L.: 99%/2/
Transnet del Peru, S.A.             Peru                CCC Holdings Peru, S.R.L.: 99%/3/
C-Comunica, S.R.L.                  Peru                CCC Holdings Peru, S.R.L: 99%/2/
Chilean Operating Company           Chile               Centennial Cayman Corp. Chile Limitada:  99%/2/ /4/
------------------------------------------------------------------------------------------------------------

 2. The Company also has 5 shell companies in Argentina which are currently held in trust for the Company.


---------------------
 /1/ SMR Direct Cayman Corp. is a nominee shareholder in this company. /2/ Centennial Cayman Corp. is a nominee shareholder in this company. /3/ Centennial Cayman Corp. and SMR Direct Cayman Corp. are nominee shareholders in this company.
 /4/ This company is the subject of certain confidentiality restrictions.

                             RESTRICTIONS SCHEDULE
                             TO PURCHASE AGREEMENT

*  The Series A Purchase Agreement
*  The Series B Purchase Agreement
*  The Senior Secured Convertible Notes Purchase Agreement
*  The Senior Secured Convertible Notes due 2002 of the Company
*  The Existing Registration Agreement
*  The Existing Stockholders Agreement
* The Company's Amended and Restated Certificate of Incorporation The Pledge Agreement

*All conflicts and restrictions contained in these documents will be waived prior to the Closing.

                         FINANCIAL STATEMENTS SCHEDULE
                             TO PURCHASE AGREEMENT

1. Audited consolidated balance sheets; statements of operations; statement of mandatorily redeemable, convertible preferred stock and stockholders' equity; and cash flows of Centennial Communications Corp. and its subsidiaries (the "Company") for the period from inception (October 26, 1995) to December 31, 1995, and the year ended December 31, 1996.

2. Unaudited consolidated balance sheet and statement of operations of the Company for the nine month period ended September 30, 1997.

                              LIABILITIES SCHEDULE
                             TO PURCHASE AGREEMENT

1. Pursuant to a Purchase Order dated March 14, 1996, the Company has agreed to pay approximately $2,490,000 to Maxon America Inc. for the purchase of equipment from August 1996 through December 1996. The Company has since negotiated an amendment to this purchase order which allows the Company to take delivery of such equipment in any quantity over any time period the Company chooses. Approximately $1,100,000 remains outstanding under this purchase order.

2. Contingent upon the grant of an additional 40 channels of 800 MHz spectrum in Lima, Peru, the Company is obligated to pay the previous shareholders of C-Comunica, S.R.L. $1,380,000.

3. Contingent upon the grant of paging frequency in Lima, Peru, the Company is obligated to pay the previous shareholders of C-Comunica, S.R.L. $250,000.

4. In connection with the Asset Purchase Agreement with Colorado Communication Services, Inc., the Company has assumed certain liabilities with respect to operations and employee compensation.

5. The indebtedness issued pursuant to the notes issued pursuant to the Purchase Agreement dated October 3, 1997 with respect to the Senior Secured Convertible Notes due 2002.

6. See "Contract Schedule" letters containing obligations with respect to certain current employees.

                            ADVERSE CHANGE SCHEDULE
                             TO PURCHASE AGREEMENT

None.

                              DEVELOPMENT SCHEDULE
                             TO PURCHASE AGREEMENT

1. On October 3, 1997, the Company entered into an Executive Stock Pledge Agreement and received a Promissory Note from Michael Simkin, Chief Executive Officer of the Company, for a loan of $72,000 made by the Company to Mr. Simkin. Mr. Simkin has purchased 50,000 shares of the Company's Series C Preferred Stock for an aggregate purchase price of $72,500. Mr. Simkin has given a Promissory Note, due October 3, 1999, for $72,000. Interest on the note accrues at an annual rate of 6.5% and is payable annually on October 3. The stock is being held by the Company as security for the prompt and complete payment of the principal and accrued interest on the note.

2. The Company has submitted a proposal to build out 40 nationwide 800 MHz channels in the Chilean SMR concurso which was held in July 1997 (the "Chile Concurso"). On October 29, 1997, the Company received written notice from the Chilean Ministry of Transportation and Telecommunications that its proposal had been accepted and awarded; although such award is subject to appeal by the other participants in the Chile Concurso. The Company has been informed that on November 28, 1997, CTC-VTR Communicaciones Moviles S.A., one of the other participants, filed an appeal objecting to the acceptance of the Company's proposal.

3. On September 3, 1997, the Company purchased Fastcom, S.A., which holds a nationwide paging license and certain bi-directional frequencies in Argentina for a purchase price payable in two installments. The obligation to make the second and final payment was secured by a pledge of the shares of Fastcom, S.A. in favor of the former shareholders thereof. In connection with the acquisition of Fastcom, S.A. and the posting of certain performance bonds, the Company also pledged 100% of the stock of its subsidiary, Radioservicios Moviles, S.A., which holds a paging license and paging frequency in Argentina, to Intepla, S.R.L., a party related to the former shareholders thereof. The company has allowed the stock of each of Fastcom, S.A. and Radioservicios Moviles, S.A. to be foreclosed upon and to be returned to the former owners pursuant to the terms of these two pledges. In addition, in connection with these transactions, the Company has paid $70,000 to the former owners of Radioservicios Moviles, S.A. as a termination payment.

4. On November 17, 1997, the Company's President, Jeff E. Rhodes, resigned to pursue other interests. Pursuant to the Confidential Termination and Release Agreement between Mr. Rhodes and the Company, Mr. Rhodes will continue to provide consulting services to the Company for a period of approximately 6 months.

5. The Company is in the process of divesting its U.S. Operations. See "Contracts Schedule" for asset purchase agreements and letters of intent with respect to such divestiture.

6. On October 3, 1997 the Company reduced the exercise price of options held by certain employees and members of the Board of Directors with exercise prices of greater than $1.45 to $1.45.

7. On November 26, 1997 the Company, pursuant to the terms of a letter of intent with Benjamin Bursztyn, loaned Asecones USA, Inc. an affiliate of Mr. Bursztyn, $200,000 and received a pledge of certain shares of stock.

8.  On October 3, 1997 the Company granted options with an exercise of $1.45 to:
    Joanne Abel (500), Mike Aberle (20,000), Jorge Bado (30,000), Carlos Coello (20,000), Duncan Craighead (5,500), Jeff Dunning (5,500) Bernard Dvorak (125,000), John Fullmer (12,000) Fred Gallart (180,000), Dave Jardinico (3,500), Rafeal Luces (60,000), Karl Maier (50,000), Robert Mancebo (17,500), John Marcolina (7,000), Gladys Martinez (2,750), Miriam Quinn (25,000), Barbara Vonderheid (80,000)

9. On January 2, 1998 the Company purchased 100% of the outstanding capital stock of a Chilean operating company which holds 10 800 MHz channels in the city of Santiago, Chile and is a party to an agreement relating to the purchase by it of 40 800 MHz channels in the city of Santiago, Chile. This transaction and the company purchased by the Company are currently subject to certain confidentiality restrictions.

10.  See "Assets Schedule."
11. See "Contracts Schedule" for current Letters of Intent and documents with respect to the Senior Secured Convertible Notes due 2002 of the Company.

                                ASSETS SCHEDULE
                             TO PURCHASE AGREEMENT

1. The Company entered into a capital leasing agreement with E.F. Johnson Company to lease and acquire infrastructure equipment. As of April 17, 1997, E.F. Johnson Company assigned a portion of this lease agreement to Boston Financial & Equity Corporation ("Boston Financial"). The remaining balance payable to E.F. Johnson Company under this agreement is approximately $176,521. The remaining balance payable to Boston Financial is approximately $1,265,190. E.F. Johnson Company and Boston Financial hold security interests in this equipment to the extent of the unpaid purchase price.

2. The Company has executed Installment Payment Plan Notes payable to the FCC totaling $4,559,247 with respect to the 43 900 MHz MTA licenses it has acquired. Each of these Notes is secured by a security interest held by the FCC in the respective license. These licenses have been transferred by the Company to its wholly-owned subsidiary, SMR Direct USA, Inc.

3. In connection with the sale of the Senior Secured Convertible Notes due 2002 of the Company, and pursuant to the Deed of Charge, the Company has pledged 66% of the shares it owns in Centennial Cayman Corp. and SMR Direct Cayman Corp.

                                 TAXES SCHEDULE
                             TO PURCHASE AGREEMENT

See Attached.

                               CONTRACT SCHEDULE
                             TO PURCHASE AGREEMENT

1. Employers Health Insurance Indemnity, POS and Standard Health Benefit Plan for Colorado.

2. Agreement regarding Employment Termination between the Company and Jeff E. Rhodes, President, dated May 16, 1997.

3. Confidential Termination and Release Agreement dated November 17, 1997 between Jeff E. Rhodes and the Company.

4. Leases for office space in Denver, Colorado, between the Company and Union Square Partnership, dated March 1, 1997.

5. Indenture of Lease for office space in Denver, Colorado, between the Company and Sixteen Hundred Wynkoop, Ltd., dated May 2, 1996.

6. Lease for office space in Miami, Florida, between the Company and New World Partners Joint Venture, dated January 8, 1997.

7. Lease for office space in Guayaquil, Ecuador, between Brunacci Compania Ltda. and Sra. Pilar Mantilla Rivadeneira (for Inmobiliaria Mancor S.A.), dated December 15, 1996.

8. Lease for office space in Lima, Peru, between Mobil Line del Peru, S.A. (SMR Direct Peru, S.R.L.) and Banco Continental (Office #'s 20 & 21, Centro Comercial Continental), dated May 9, 1996.

9. Lease for office space in Lima, Peru, between Mobil Line del Peru, S.A. (SMR Direct Peru, S.R.L.) and Banco Continental (Office # 19, Centro Comercial Continental), dated February 20, 1997.

10. Sublease of Site for Communications Facilities between SBA and the Company (Ruffner Mountain), dated July 26, 1996.

11. Sublease of Site for Communications Facilities between SBA and the Company (Oak Mountain), dated February 5, 1997.

12. Sublease of Site for Communications Facilities between SBA and the Company (Floyd Knobs, Indiana), dated August 2, 1996.

13. Sublease of Site for Communications Facilities between SBA and the Company (Mitchell Hill), dated August 2, 1996.

14. Sublease of the Site for Communications Facilities between SBA and the Company (NMJJ) dated September 1, 1996.

15. Sublease of Site for Communications Facilities between SBA and the Company dated September 1, 1996 (Twin Rivers, OH).

16. Sublease of Site for Communications Facilities between SBA and the Company April 1, 1997 (Cordova Tower, TN).

17. Antenna Site License Permit between OneComm. Corp. d/b/a Nextel and the Company (World Trade Center, Minneapolis) dated May 20, 1997.

18. Master Tower Site Sublease between SBA and the Company (Slidell, LA) dated April 4, 1997.

19. Tower Lease and Agreement between Jasper Communications and the Company dated May 1, 1997 (La Place, LA).

20. Tower Space Lease Agreement between Newport Technical, Inc. and the Company (Barr Tower) dated April 4, 1997.

21. Antenna Site Sublicense between SBA and the Company (TCBY Building), dated July 29, 1996.

22. Antenna Site Sublicense between SBA and the Company (Ruan Center), dated September 1, 1997.

23. Antenna Site Sublicense between SBA and the Company (AUL Building), dated September 15, 1996.

24. Antenna Site Sublicense between SBA and the Company (Plaza Tower), dated April 1, 1997.

25. Antenna Site Sublicense between SBA and the Company (Spencer's Mountain), dated July 29, 1996.

26. Antenna Site Sublicense between SBA and the Company (Sugar Creek), dated August 16, 1996.

27. Antenna Site Sublicense between SBA and the Company (Liberty Bank Tower), dated September 10, 1996.

28. Antenna Site Sublicense between SBA and the Company (Bank Four Tulsa), dated September 9, 1996.

29. Antenna Site Sublicense between SBA and the Company (Echo 003- Crane Avenue, Allegheny County, Pennsylvania), dated June 27, 1996.

30. Antenna Site Sublicense between SBA and the Company (Echo 001 - Monroeville, Pennsylvania), dated June 27, 1996.

31. Antenna Site Sublicense between SBA and the Company (Clark Tower), dated August 15, 1996.

32. Antenna Site Sublicense between SBA and the Company (North Nashville Tower), dated January 10, 1997.

33. Master Tower Site Sublease between SBA and the Company (Star Tower), dated July 29, 1996.

34. Master Tower Space Reservation and Sublicense Agreement between SBA and the Company (Nashville South/I-65, Tennessee), dated January 8, 1997.

35. Woodmen Tower Rooftop Antenna Sublicense Agreement between SBA and the Company, dated July 29, 1996.

36. Roof Antenna Agreement between SBA and the Company (Carew Tower), dated August 15, 1996.

37.  Sublease Agreement between SBA and the Company (WIMZ), dated August 1,
     1996.

38. Telecommunications Terminal Site Access Agreement between Broadcast Services, Inc. and the Company (IDS Center, Minneapolis, Minnesota), dated June 20, 1996.

39. License Agreement between the Company and Clear Channel Radio Inc., dated November 1, 1996 (WRXL).

40. License Agreement between the Company and COM-ENT, LLC, dated October 17, 1996 (WCMS).

41. Antenna Site Sublease and Antenna Construction Contract between SMR Direct Peru, S.R.L. and Hialeah Communications E.I.R.L. (Morro Solar, Chorrillos) dated February 14, 1997.

42. Antenna Site Lease between Oficina de Normalizacion Previsional - O.N.P. and C-Comunica S.R.L. (Torre de Oficinas del Centro Civico y Comercial de
     Lima), dated March, 1996.

43. Antenna Service Contract between SEDITEL R.S. S.R.L. and C-Comunica S.R.L. (Morro Solar, Chorrillos) dated March 20, 1996.

44. Antenna Site Sublease Agreement between Transnet del Peru, S.A., Compania de Inversiones y Proyectos Immobliarios Portezuela, S.A., Sucursal del Peru (Banco del Trabajo Building, San Isidro, Lima, Peru) dated April 9, 1996.

45. Antenna Site Lease Agreement between SMR Direct Peru S.R. Ltda. and Banco Continental (Banco Continental, Lima Peru) dated May 9, 1996.

46. Antenna Site Lease Agreement between the Municipality of Chorrillos and SMR Direct Peru, S.R. Ltda. (Morro Solar) dated April 3, 1997.

47. Antenna Site Sublease between Multisistemas Electronicos M.S.E. S.A. and Consorcio Ecuatoriano de Telecomunicaciones CONECELL S.A. (Cerro Azul, Guayaquil) dated June 24, 1994.

48. Land Sales Contract for Antenna Site between Multisistemas Electronicos M.S.E. S.A. and Magdalena Leon de Serrano, Alfredo Serrano Pallares and Carmen Leon de Monsalve (Chaupicruz, Quito) dated March 14, 1994.

49. Purchase Agreement for Common Stock between the Company and Telecom Partners, L.P., Centennial Holdings, Inc., and Centennial Fund IV, L.P. (collectively the "Purchasers"), dated December 8, 1995.

50. Registration Rights Agreement between the Company and the Purchasers, dated December 8, 1995.

51. Stockholders Agreement between the Company and the Purchasers, dated December 8, 1995.

52. First Amendment to Purchase Agreement between the Company and the Purchasers, dated January 31, 1996.

53.  Centennial Communications Corp. 1996 Stock Option Plan.

54.  Amendment to Centennial Communications Corp. 1996 Stock Option Plan.

55.  Early Exercise Stock Purchase Agreement.

56. Series A Preferred Stock Purchase Agreement between the Company and the Purchasers, Trailhead Ventures, L.P., Boulder Ventures, L.P., GC&H Investments, William Elsner, MGVF II, Ltd., Robert McKenzie and Jeff Rhodes (together with the Purchasers, the "Series A Purchasers"), dated June 27, 1996.

57. Amended and Restated Initial Stockholders Agreement between the Company and the Purchasers, dated June 27, 1996.

58. Stockholders Agreement between the Company and the Series A Purchasers dated June 27, 1996.

59. Registration Agreement between the Company and the Series A Purchasers, dated June 27, 1996.

60. First Amendment to Series A Preferred Stock Purchase Agreement between the Company and the Series A Purchasers, dated March 19, 1997.

61. Series B Preferred Stock Purchase Agreement between the Company and the Series A Purchasers, Centennial Fund V, L.P., Centennial Entrepreneurs Fund V, L.P., Crest Funding Partners, L.P., Crest SMR, L.L.C., BancBoston Ventures Incorporated and Kyle Lefkoff (as attorney-in-fact for Larry Macks, Jurassic Ltd., Josh Fidler, Morty Macks Will's Wei Corp., Robert Lemle, Caruthers Family, L.L.C., Tim Snipes, Ramer 1990 Living Trust, Grope Schneider Securities, JLS, L.L.C., Doug Ramer, Trisun Financial, L.L.C., Eric Becker, Slade, Inc. and 250 Venture Capital Association) (together with the Series A Purchasers, the "Series B Purchasers"), dated November 22, 1996.

62. Amended and Restated Stockholders Agreement between the Company and the Series B Purchasers, dated November 22, 1996.

63. Amended and Restated Registration Agreement between the Company and the Series B Purchasers, dated November 22, 1996.

64. First Amendment to Series B Preferred Stock Purchase Agreement between the Company and the Series B Purchasers, dated March 19, 1997.

65. Second Amendment to Series B Preferred Stock Purchase Agreement between the Company and the Series B Purchasers, dated March 19, 1997.

66. Third Amendment to Series B Preferred Stock Purchase Agreement between the Company and the Series B Purchasers, dated July 1, 1997.

67. First Amendment to Amended and Restated Registration Agreement between the Company and the Series B Purchasers, dated March 19, 1997.

68. Second Amendment to Amended and Restated Registration Agreement between the Company and the Series B Purchasers, dated July 1, 1997.

69. First Amendment to Amended and Restated Stockholders Agreement between the Company and the Series B Purchasers, dated March 19, 1997.

70. Second Amendment to Amended and Restated Stockholders Agreement between the Company and the Series B Purchasers, dated May 16, 1997.

71. Third Amendment to Amended and Restated Stockholders Agreement between the Company and the Series B Purchasers, dated July 1, 1997.

72. Purchase Agreement dated as of October 3, 1997 between the Company and the persons listed on the Schedule of Purchasers attached thereto (Senior Secured Convertible Notes).

73. Second Amended and Restated Registration Agreement dated as of October 3, 1997 between the Company and the Investors listed on the Schedule of Investors attached thereto.

74. Second Amended and Restated Stockholders Agreement dated as of October 3, 1997 between the Company and the Investors listed on the Schedule of Investors attached thereto.

75. Deed of Charge between the Company and Prudential Securities Incorporated dated as of October 3, 1997.

76. First Amendment to Purchase Agreement (Senior Secured Convertible Notes) dated as of October 6, 1997 between the Company and the persons listed on the Schedule of Purchasers attached thereto.

77. Stock Purchase Agreement by and among SMR Direct Cayman Corp., Centennial Cayman Corp., Ernesto Uribe Abad, Pedro Uribe Abad and Pedro Kovacic Taramona, dated September 6, 1996 (acquisition of Telecom Supply, S.R.L.).

78. Stock Purchase Agreement by and among CCC Holdings Peru, S.R.L., SMR Direct Cayman Corp., Centennial Cayman Corp., Michael Bettsack Muller, Joseph Bettsack Muller and Daniel Bettsack Maduro, dated January 22, 1997 (acquisition of C-Comunica S.R.L.).

79. Stock Purchase Agreement by and among Centennial Ecuador, S.A., Carlos Gil Loor and Maria Soledad Del Alcazar Granda, dated November 20, 1996 (acquisition of Brunacci Compania Ltda).

80. Purchase Agreement by and among Mobil Line Peru, S.A., the Company and Jesus Escudero Presa, dated February 29, 1996 (acquisition of 51% of Mobil Line Peru, S.A.). 81. Stock Purchase Agreement between the Company and Jesus Escudero Presa, dated July 8, 1996 (acquisition of 49% of Mobil Line Peru, S.A.).

82. Stock Purchase Agreement by and among L.A. Technologies Corp. (acting in its own capacity and representing and acting on behalf of Eduardo Ibarra Diaz Ufano, Felipe Bertorini Guibert and Jose Carlos Godoy Lacoste), Centennial Cayman Corp., SMR Direct Cayman Corp. and CCC Holdings Peru, S.R.L., dated November 18, 1996 (acquisition of Pompano, S.R.L.).

83. Stock Purchase Agreement by and among Alicia Raquel Alonso Bernard, Santiago D'Onofrio, SMR Direct Cayman Corp., Centennial Cayman Corp. and Arturo Manuel Alonso, dated March 24, 1997 (acquisition of Radioservicios Moviles, S.A.).

84. Stock Purchase Agreement by and among Montecasino Investments Corporation, CCC Holdings Peru, S.R.L., SMR Direct Cayman Corp. and Centennial Cayman Corp., dated July 31, 1997 (acquisition of Transnet del Peru, S.A.).

85. Stock Purchase Agreement by and among Gustavo Guillermo Fernandez Supera, Miguel Angel Cappa, SMR Direct Cayman Corp. and Centennial Cayman Corp., dated September 3, 1997 (acquisition of Fastcom, S.A.).

86. Equipment Lease Agreement, between the Company and E.F. Johnson Company, dated June 28, 1996.

87. Amendment to Equipment Lease Agreement between the Company and E.F. Johnson Company, dated August 1, 1996.

88. Purchase Agreement between the Company and E.F. Johnson Company, dated June 28, 1996.

89. Confidentiality Agreement between the Company and E.F. Johnson Company, dated February 21, 1996.

90. Notice of Assignment and Highlights of Contract between the Company and E.F. Johnson Company, dated April 17, 1997 (giving notice of the sale of the Lease Agreement between the Company and E.F. Johnson Company to Boston Financial & Equity Corporation on June 2, 1997).

91. Purchase Order between the Company and Maxon America, Inc., dated March 14, 1996, and amended April 23, 1997.

92. Joint Development Agreement dated June 26, 1997 between Comunicationes Multitrunking Ltda., Comunicaciones Multisistomas Ltda., and Centennial Cayman Corp. Chile Ltda.

93. Letter of Intent, dated May 8, 1997, by and between the Company and Radio Enlaces Ltda., Benjamin Bursztyn and Asecones Ltda. with respect to the purchase and sale of all of the outstanding capital stock of Radionet Ltda., Secom Ltda., Radiolink Ltda., Satelcom Ltda. and Asesoria en Comunicaciones-Asecones Cali Ltda. Extension of Letter of Intent dated September 11, 1997. Extension of Letter of Intent dated October 22, 1997. Extension of Letter of Intent dated December 9, 1997.

94. Loan Agreement dated as of November 26, 1997 by and among the Company and Asecones USA, Inc. and Benjamin Bursztyn.

95. Asset Purchase Agreement between Colorado Communication Services, Inc. and the Company dated August 1, 1997.

96. Pledge Agreement by and between Centennial Cayman Corp., SMR Direct Cayman Corp., Gustavo Guillermo Fernandez Supera and Miguel Angel Cappa, dated September 3, 1997.

97. Letter Agreement between Arturo Alonso, Centennial Cayman Corp. and SMR Direct Cayman Corp., dated September 8, 1997.

98. Stock Purchase Agreement by Kuhn Limitada, Carlos Garcia Kuhn, Centennial Cayman Corp. Chile Limitada and Centennial Cayman Corp. dated as of December 10, 1997.

99. First Amendment to the Stock Purchase Agreement by and between Kuhn Limitada, Carlos Garcia Kuhn, Centennial Cayman Corp. Chile Limitada and Centennial Cayman Corp. dated as of December 31, 1997.

100. Executive Stock Pledge Agreement between Michael Simkin and the Company, dated October 3, 1997.

101. Promissory Note executed by Michael Simkin on October 3, 1997, in favor of the Company.

102. Purchase Order between the Company and Maxon America, Inc., dated March 14, 1996.

103. Purchase Order between Motorola, Inc. and the Company, September 26, 1996.

104. Asset Purchase Agreement dated as of December 4, 1997 by and between American Wireless Network, Inc., the Company and SMR Direct USA, Inc. ("SMR Direct").

105. Asset Purchase Agreement dated as of October 27, 1997 by and between M.J. Communications, Inc., the Company and SMR Direct.

106. Asset Purchase Agreement dated as of October 17, 1997 by and between Wireless USA, LLC, the Company and SMR Direct.

107. Asset Purchase Agreement dated as of November 14, 1997 by and between Radio Dispatch Network, LLC, the Company and SMR Direct.

108. Asset Purchase Agreement dated as of November 14, 1997 by and between Fleet Talk Partners, the Company and SMR Direct.

109. Asset Purchase Agreement dated as of December 11, 1997 by and between Electronic SMR Communications Corp., the Company and SMR Direct.

110. Asset Purchase Agreement dated as of December 4, 1997 by and between American Wireless, Inc., the Company and SMR Direct.

111. Letter regarding employment dated September 25, 1997 from the Company to Jeff Dunning.

112. Letter regarding employment dated September 25, 1997 from the Company to Debbie Schneider.

113. Letter regarding employment dated September 29, 1997 from the Company to Matt Zuschlag.

114. Letter regarding employment dated September 29, 1997 from the Company to Mark Fetcenko.

115. Separation Letter dated October 2, 1997 between the Company and Anne Haas.

116. Exclusive Subleasing Leasing Agreement dated November 6, 1997 between the Company and CB Commercial Real Estate Group, Inc.

117. Separation Letter dated October 6, 1997 between the Company and Matthew Zuschlag.

                          PROPRIETARY RIGHTS SCHEDULE
                             TO PURCHASE AGREEMENT

1. The Company operates under the name "SMR Direct" in the United States and has begun the process to register the trademark. The Company has received a letter from Centennial Cellular Corporation demanding written assurances that the Company will cease any use of Centennial Communications Corp. as a trade name and threatening legal action if such assurances are not given. The Company does not believe it has violated any rights Centennial Cellular Corporation may have in "Centennial" as a service mark and has responded to such letter.

2. The Company has received a letter from counsel to Southern Marine Research, Inc. objecting to the use of the trademark "SMR Direct" by the Company. The Company has communicated to this party its intent to abandon the SMR Direct trademark in the State of Connecticut.

3. The Company operates under the names "Radio Trunking del Peru," "SMR Direct Peru, S.R.L." "Telecom Supply, S.R.L.," "Pompano, S.R.L.," "C-Comunica, S.R.L." and "Transnet, S.A." in Peru. On April 22, 1997, Telefonica del Peru, S.A. petitioned INDECOPI, the Peruvian trademark authority, to nullify the trademark "Radio Trunking del Peru" previously granted to the Company's subsidiary, SMR Direct Peru, S.R.L., by INDECOPI on the grounds that such trademark is not distinctive. The Company is in the process of responding to this petition.

4. The Company also holds the rights to the following trademarks and tradenames in Peru: (a) NEXTEL; (B) Transnet del Peru; (c) MULTIZONE; (d) TRONKIN; (E) C-COMUNICA; and (f) C-COMUNICA del Peru.

5. Transnet del Peru S.A. ("Transnet") possesses certain rights to use the trademark "Nextel" in the Republic of Peru. In connection with Transnet's plans to use such trademark, the Company received a letter from counsel to Nextel (i) contesting Transnet's rights in respect of such trademark; (ii) requesting an assignment of such trademark rights to Nextel; and (iii) setting forth Nextel's intent to commence nullification proceedings with respect to such trademark rights. The Company has responded to Nextel and has ceased its use of the name Nextel in Peru.

6. The Company operates under the names "Radio Trunking del Ecuador" and "Brunacci Compania Ltda." in Ecuador. The Company has registered the name "Radio Trunking" and has filed a complaint with the applicable Ecuadorian authorities regarding the use of the name "International Radio Trunking Communications of Ecuador" by a third party.

7. See "Licenses Schedule" for a description of the 900 MHz MTA licenses issued by the FCC to the Company.

                              LITIGATION SCHEDULE
                             TO PURCHASE AGREEMENT

1. The Company has received a letter from Centennial Cellular Corporation demanding written assurances that the Company will cease any use of Centennial Communications Corp. as a trade name and threatening legal action if such assurances are not given. The Company does not believe it has violated any rights Centennial Cellular Corporation may have in "Centennial" as a service mark and has responded to such letter.

2. In April 1997, Telefonica del Peru, S.A. petitioned INDECOPI, the Peruvian trademark authority, to nullify the trademark "Radio Trunking del Peru" previously granted to the Company's subsidiary, SMR Direct Peru, S.R.L., by INDECOPI and to oppose the application by the Company for the trademarks "RADIO TRUNKING + LOGO" on the grounds that such trademarks are not distinctive. The Company is in the process of responding to this petition and is considering appropriate modifications to this trademark in the event this petition is successful. The Company does not believe that the outcome of this petition will have a material adverse effect on the Company's operations in Peru.

3. The municipality of San Isidro, Peru, has begun proceedings against SMR Direct Peru, S.R.L. for operating without an occupancy permit. The Company is in the process of curing this condition.

4. The Company has received a letter from a former employee of the Company concerning the cessation of his employment with the Company which alleges that he was treated unfairly in connection with the cessation of his employment. The Company and such employee are currently involved in settlement negotiations.

5. Transnet del Peru S.A. ("Transnet") possesses certain rights to use the trademark "Nextel" in the Republic of Peru. In connection with Transnet's plans to use such trademark, the Company received a letter from counsel to Nextel (i) contesting Transnet's rights in respect of such trademark; (ii) requesting an assignment of such trademark rights to Nextel; and (iii) setting forth Nextel's intent to commence nullification proceedings with respect to such trademark rights. The Company has responded to Nextel and has ceased its use of the name Nextel in Peru.

6. The Company has received a letter from counsel to Southern Marine Research, Inc. objecting to the use of the trademark "SMR Direct" by the Company. The Company has communicated to this party its intent to abandon the SMR Direct trademark in the State of Connecticut.

7. The Company filed suit against A&S Dispatch and Patty Armstrong for breach of contract. A&S Dispatch and Patty Armstrong filed a counterclaim against the Company for failure to provide services as required under the contract. An extension to file an answer to the counterclaim has been agreed to by the parties. The Company has agreed to dismiss its complaint and A&S Dispatch and Patty Armstrong have agreed to dismiss their counterclaim.

                               BROKERAGE SCHEDULE
                             TO PURCHASE AGREEMENT

None.

                               CONSENTS SCHEDULE
                             TO PURCHASE AGREEMENT

None

                               INSURANCE SCHEDULE
                             TO PURCHASE AGREEMENT

INSURANCE COMPANY                                      COVERAGE*
----------------------------------------  -----------------------------------

Associated Indemnity Group                Commercial General Liability
Associated Indemnity Group                Simplified Commercial Property
Associated Indemnity Group                Hired/Borrowed Auto
Associated Indemnity Group                Workers Compensation
Fireman's Fund Insurance Company          Commercial Umbrella
Fireman's Fund Insurance Company          Marine Cargo
American International Assistance         Foreign Travel
 Services
Great Northern Insurance Company          Foreign Liability
Great Northern Insurance Company          Foreign Employees Liability
Great Northern Insurance Company          Foreign Property
Great Northern Insurance Company          Foreign Auto


*All coverage expires on May 1, 1998, except for the Marine Cargo Policy, which has no expiration date.

                              COMPLIANCE SCHEDULE
                             TO PURCHASE AGREEMENT

1.  See "Litigation Schedule."

2. The Company currently is not in compliance with certain minimum subscriber loading requirements with respect to a portion of its channels in Peru. Requests for amendment of such loading requirements have been filed by the Company with the Peruvian Ministry of Transportation, Communications, Housing and Construction.

3.  See "Tax Schedule" for sales tax issues.

                        AFFILIATED TRANSACTION SCHEDULE
                             TO PURCHASE AGREEMENT

1. On October 3, 1997, the Company entered into an Executive Stock Pledge Agreement and received a Promissory Note from Michael Simkin, Chief Executive Officer of the Company, for a loan of $72,000 made by the Company to Mr. Simkin. Mr. Simkin has purchased 50,000 shares of the Company's Series C Preferred Stock for an aggregate purchase price of $72,500. Mr. Simkin has given a Promissory Note, due October 3, 1999, for $72,000. Interest on the note accrues at an annual rate of 6.5% and is payable annually on October 3. The stock is being held by the Company as security for the prompt and complete payment of the principal and accrued interest on the note.

2. See "Development Schedule" for description of the Company's agreement with Jeff E. Rhodes.

3. See "Contract Schedule" for Separation Agreements between Anne Haas and the Company and Matt Zuschlag and the Company.

4. No others, except for agreements otherwise referred to in the "Contracts Schedule."

                               LICENSES SCHEDULE
                             TO PURCHASE AGREEMENT

1. UNITED STATES LICENSES. The Company and its Subsidiaries currently hold licenses, each issued by the FCC, to operate on the 900 MHZ frequency band, as set forth below:

                      MTA                           Number of Channels
                      ---                         -----------------------
Charlotte/Greensboro/Greensville/Raleigh                               20
Minneapolis/St. Paul                                                   20
NewOrleans/Baton Rouge                                                 20
Cincinnati/Dayton                                                      20
St. Louis                                                              30
Pittsburgh                                                             20
Richmond/Norfolk                                                       20
Louisville/Lexington/Evansville                                        20
Memphis/Jackson                                                        30
Birmingham                                                             20
Indianapolis                                                           20
Des Moines/Quad Cities                                                 20
Kansas City                                                            20
Columbus                                                               10
Little Rock                                                            30
Oklahoma City                                                          30
Nashville                                                              20
Knoxville                                                              20
Omaha                                                                  20
Tulsa                                                                  20
        Total                                                         430

2. PERU LICENSES. The Company and its Subsidiaries currently hold licenses to operate 144 800 MHZ SMR channels in Lima/Callao.

3. ECUADOR LICENSES. The Company and its Subsidiaries currently hold licenses to operate 800 MHZ SMR channels as set forth below:

                      CITY                          Number of Channels
                      ----                        -----------------------
Guayaquil                                                              90
Quito                                                                  90
Machala                                                                 5
Salinas                                                                 5
Santa Domingo de Los Colorados                                          5
      Total                                                           195

4. CHILE LICENSES. The Company and its Subsidiaries currently hold licenses to operate 10 800 MHz SMR Channels in Santiago.